                                                                   EXHIBIT 10.24

                               TAL ADVANTAGE I LLC
                                     Issuer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                Indenture Trustee

                                   ----------

                                    INDENTURE

                           Dated as of August 1, 2005

                                   ----------

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                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                    THE NOTES

Section 205.    Registration; Registration of Transfer and Exchange

                                   ARTICLE III

                   PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.    Principal and Interest........................................13
Section 302.    Trust Account.................................................13
Section 303.    Investment of Monies Held in the Trust Account, the
                Restricted Cash Account and Series Accounts; Control over

                                   ARTICLE IV

                                   COLLATERAL

                                        i

                                    (continued)

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Section 405.    Administration of Collateral..................................24
Section 406.    Quiet Enjoyment...............................................26

                                    ARTICLE V

        RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS;
                            REQUISITE GLOBAL MAJORITY

Section 501.    Rights of Noteholders.........................................27
Section 502.    Collections and Allocations...................................27
Section 503.    Determination of Requisite Global Majority....................27

                                   ARTICLE VI

                                    COVENANTS

Section 616.    Permitted Activities; Compliance with Organizational

                                        ii

                                    (continued)

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                                    ARTICLE VII

                        DISCHARGE OF INDENTURE; PREPAYMENTS

                                  ARTICLE VIII

                         DEFAULT PROVISIONS AND REMEDIES

Section 805.    Indenture Trustee May Enforce Claims Without Possession

Section 808.    Unconditional Right of Noteholders to Receive Principal,

                                   ARTICLE IX

                        CONCERNING THE INDENTURE TRUSTEE

Section 910.    Separate Indenture Trustees, Co-Indenture Trustees

                                       iii

                                    (continued)

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                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

Section 1001.   Supplemental Indentures Not Creating a New Series
                Without Consent of Noteholders................................56
Section 1002.   Supplemental Indentures Not Creating a New Series with

                                   ARTICLE XI

                                NOTEHOLDERS LISTS

Section 1101.   Issuer to Furnish Indenture Trustee Names and
                Addresses of Noteholders......................................60
Section 1102.   Preservation of Information; Communications to Noteholders....60

                                   ARTICLE XII

                            EARLY AMORTIZATION EVENTS

Section 1201.   Early Amortization Events.....................................61
Section 1202.   Remedies......................................................61

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                                       iv

                                    (continued)

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Schedule I     Maximum Concentrations for Lessees

EXHIBIT A  -   Form of Non-Recourse Release
EXHIBIT B  -   Investment Letter
EXHIBIT C  -   Form of Control Agreement
EXHIBIT D  -   Depreciation Methods by Type of Managed Container
EXHIBIT E  -   Form of Asset Base Certificate
EXHIBIT F      Interest Rate Hedge Agreement Policy

APPENDIX A -   Master Index of Defined Terms

                                        v

          This Indenture, dated as of August 1, 2005 (as amended, modified or supplemented from time to time as permitted hereby, this "Indenture"), between
TAL ADVANTAGE I LLC, a limited liability company organized under the laws of
Delaware (the "Issuer"), and U.S. Bank National Association, a national banking association, as the Indenture Trustee (the "Indenture Trustee").

          Each party agrees as follows for the benefit of the other party, the
Noteholders, each Series Enhancer, if any, and each Eligible Interest Rate Hedge
Counterparty.

                                 GRANTING CLAUSE

          To secure the payment of all Outstanding Obligations and the performance of all of the Issuer's covenants and agreements in this Indenture and all other Transaction Documents, the Issuer hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Indenture Trustee, for the benefit of Noteholders, each Series Enhancer, if any, and each Interest Rate
Hedge Counterparty, a security interest in and to all of the Issuer's right, title and interest in, to and under the following, whether now existing or hereafter created or acquired: (i) the Managed Containers (including any and all substitutions therefor acquired from time to time) and other Transferred Assets,
(ii) the Trust Account, the Restricted Cash Account, any Series Account and all
amounts and Eligible Investments, Financial Assets, Investment Property,
Securities Entitlements and all other instruments, assets or amounts credited to any of the foregoing or otherwise on deposit from time to time in the foregoing,
(iii) the Contribution and Sale Agreement, all Interest Rate Hedge Agreements
and the Management Agreement, (iv) all other assets and properties of the
Issuer, whether now existing or hereafter acquired, (v) all income, payments and proceeds of the foregoing and all other assets granted, assigned, conveyed, mortgaged, pledged, hypothecated and transferred to the Indenture Trustee pursuant to this clause, and (vi) all of the following, whether now existing or hereafter acquired:

          (a)  All Accounts;

          (b)  All Chattel Paper;

          (c)  All Lease Agreements;

          (d)  All Contracts;

          (e)  All Documents;

          (f)  All General Intangibles;

          (g)  All Instruments;

          (h)  All Inventory;

          (i)  All Supporting Obligations;

          (j)  All Equipment;

          (k)  All Letter-of-Credit Rights;

          (l)  All Commercial Tort Claims;

          (m)  All Investment Property;

                                        1

          (n) All property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

          (o) To the extent not included above and without limiting the foregoing, all Chattel Paper, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and guarantees thereof in every case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Container Related
Agreements, including (in each case only to the extent related to the Managed
Containers), without limitation, (i) all rentals, payments and other monies, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any
Container Related Agreement; (ii) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements;
(iii) any guarantee of the Container Related Agreements and (iv) any rights of the Issuer in respect of any subleases or assignments permitted under the
Container Related Agreements;

          (p) All insurance proceeds of the Collateral and all proceeds of the voluntary or involuntary disposition of the Collateral or such proceeds;

          (q) Any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Collateral; and

          (r) To the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All of the property described in this Granting Clause is herein collectively called the "Collateral" and as such is security for all Outstanding Obligations;
provided that notwithstanding anything to the contrary in this Indenture,
Collateral shall not include monies paid to the Issuer under this Indenture, including monies received by the Issuer pursuant to Section 302 or Section 806.

          The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided. Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer's obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other
Person to duly perform any such obligations.

                                        2

                                    ARTICLE I

                                   DEFINITIONS

          Section 101. Defined Terms. Capitalized terms used in this Indenture shall have the meanings set forth in Appendix A hereto and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

          Section 102. Other Definitional Provisions. (a) With respect to any
Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to such terms in the related Supplement.

          (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this
Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under
GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

          (c) With respect to any Collection Period, the "related Record Date,"
the "related Determination Date," and the "related Payment Date" shall mean the
Record Date occurring on the last Business Day of such Collection Period and the
Determination Date and Payment Date occurring in the month immediately following the end of such Collection Period.

          (d) With respect to any Series of Notes, the "related Supplement"
shall mean the Supplement pursuant to which such Series of Notes is issued and the "related Series Enhancer" shall mean the Series Enhancer for such Series of
Notes.

          (e) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter of a Person, the most recently completed fiscal quarter shall mean the most recently completed fiscal quarter for which financial statements were required hereunder to have been delivered.

          (f) With respect to the calculations of the ratios set forth in this
Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the
Manager, as the case may be.

          Section 103. Computation of Time Periods. Unless otherwise stated in this Indenture or any Supplement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          Section 104. Duties of Administrative Agent. All of the duties and responsibilities of the Administrative Agent set forth in this Indenture, any
Supplement or any other Transaction Document are subject in all respects to the terms and conditions of the Administration Agreement. Each of the Issuer, the
Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Administration Agreement and agrees to cooperate with the Administrative Agent in its execution of its duties and responsibilities.

                                        3

          Section 105. General Interpretive Principles. For purposes of this
Indenture (including Appendix A hereto) except as otherwise expressly provided or unless the context otherwise requires:

          (a) the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

          (b) references herein to "Articles", "Sections", "Subsections",
"paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

          (c) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (d) the words "herein", "hereof', "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision;

          (e) the term "include" or "including" shall mean without limitation by reason of enumeration; and

          (f) When referring to Section 302 or Section 806 of this Indenture, the term "or" shall be additive and not exclusive.

          Section 106. Statutory References. References in this Indenture to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the
UCC in the applicable jurisdiction, such revised or successor section thereto.

                                        4

                                   ARTICLE II

                                    THE NOTES

          Section 201. Authorization of Notes. (a) The number of Series or
Classes of Notes which may be created by this Indenture is not limited;
provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would not result in, the occurrence of an Early Amortization Event or an Event of Default. The
aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this
Indenture.

          (b) The Notes issuable under this Indenture shall be issued in such
Series, and such Class or Classes within a Series, as may from time to time be created by Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series. The Issuer intends that each such Note shall constitute a "security" within the meaning of Article 8 of the
UCC.

          (c) Upon satisfaction of and compliance with the requirements and conditions to Closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the
Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the
Indenture Trustee shall authenticate and deliver Notes upon a request set forth in an Officer's Certificate of the Issuer signed by one of its Authorized
Signatories, without further action on the part of the Issuer.

          Section 202. Form of Notes; Global Notes. (a) Notes of any Series or
Class may be issued, authenticated and delivered, at the option of the Issuer, as Regulation S Global Notes, Rule 144A Global Notes, or as Definitive Notes or
as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the
Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $250,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination. Notwithstanding any other provision of this Indenture or any Supplement thereto, Subject Notes shall only be issued in certificated form.

          (b) If the Issuer shall choose to issue Regulation S Global Notes or
Rule 144A Global Notes, such notes shall be issued in the form of one or more
Regulation S Global Notes or one or more Rule 144A Global Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued under the related
Supplement, (ii) shall be delivered as one or more Notes held by the Book-Entry
Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Global Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

          (c) Notwithstanding any other provisions of this Section 202 or of
Section 205, unless and until a Global Note is exchanged in whole for Definitive
Notes, a Global Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor

                                        5

Depositary selected or approved by the Issuer or to a nominee of such successor
Depositary or in the manner specified in Section 202(d). The Depositary or the
Issuer shall order the Note Registrar to authenticate and deliver any Global
Notes and any Global Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such
Class. Noteholders shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary. Without limiting the foregoing, any Noteholders shall hold their respective Ownership Interests, if any, in Global Notes only through Depositary Participants.

          (d) If (i) the Issuer elects to issue Definitive Notes, (ii) the
Depositary for the Notes represented by one or more Global Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture
Trustee, at the written direction of the Control Party for a Series, elects to terminate the book-entry system through the Depositary for such Series or (iv)
after an Event of Default or a Manager Default, the Control Party for a Series
notifies the Depositary or Book-Entry Custodian for such Series, as the case may be, in writing that the continuation of a book-entry system through the
Depositary or the Book-Entry Custodian, as the case may be, is no longer in the best interest of the Noteholders of such Series, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of one or more Global
Notes so exchanged in exchange for such one or more Global Notes or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes of such Series. Upon the exchange of the Global Notes for such
Definitive Notes without coupons, in authorized denominations, such Global Notes shall be canceled by the Indenture Trustee. All Definitive Notes shall be issued without coupons. Such Definitive Notes issued in exchange of the Global Notes pursuant to this Section 202(d) shall be registered in such names and in such authorized denominations as the Depositary in the case of an exchange or the
Note Registrar in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the
Indenture Trustee. The Indenture Trustee may conclusively rely on any such instructions furnished by the Depositary or the Note Registrar, as the case may be, and shall not be liable for any delay in delivery of such instructions. The
Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

          (e)  As long as the Notes Outstanding are represented by one or more
               Global Notes:

          (1)  the Note Registrar and the Indenture Trustee may deal with the
               Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

          (2)  the rights of Note Owners shall be exercised only through the
               Depositary and shall be limited to those established by law and agreements between such Note Owners and the Depositary or the
               Depositary Participants. Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the
               Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary
               Participants; and

          (3)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the voting rights of a particular Series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depositary Participants owning or
               representing,

                                        6

               respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such
               instruction to the Indenture Trustee.

          (f) Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to the Noteholders, the Indenture Trustee shall give all such notices and communications to the Depositary.

          (g) The Indenture Trustee is hereby initially appointed as the
Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such. The
Book-Entry Custodian may, and, if it is no longer qualified to act as such, the
Book-Entry Custodian shall, appoint, by written instrument delivered to the
Issuer and the Depositary, any other transfer agent (including the Depositary or any successor Depositary) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depositary or any successor
Depositary may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depositary. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture
Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Issuer shall have the rights to inspect, and to obtain copies of, any Notes held as Global Notes by the
Book-Entry Custodian.

          (h) The provisions of Section 205(g) shall apply to all transfers of
Definitive Notes, if any, issued in respect of Ownership Interests in the Rule
144A Global Notes.

          Section 203. Execution; Recourse Obligation. The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer. The
Notes shall be dated the date of their authentication by the Indenture Trustee.

          In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

          All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer's right, title and interest in the Collateral. The Notes shall never constitute obligations of the
Indenture Trustee, the Manager, the Seller or of any shareholder or any
Affiliate of the Seller (other than the Issuer) or any member of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the
Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this
Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.
Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

          Section 204. Certificate of Authentication. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall

                                        7

be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related
Supplement. Such certificate on any Note shall be conclusive evidence and the only competent evidence that the Note has been duly authenticated and delivered hereunder.

          At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

          Section 205. Registration; Registration of Transfer and Exchange of
Notes.

          (a) Initially, the Indenture Trustee shall keep at its Corporate Trust
Office books for the registration and transfer of the Notes (the "Note
Register"). The Issuer hereby appoints the Indenture Trustee as its registrar
(the "Note Registrar") and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to each of the Administrative Agent and the Manager upon their request. The names and addresses of the Noteholders and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is so registered shall be deemed and treated as the owner and Noteholder thereof for all purposes of this Indenture, and none of the Indenture Trustee, any Series Enhancer, the Note
Registrar or the Issuer shall be affected by any notice or knowledge to the contrary. If a Person other than the Indenture Trustee is appointed by the
Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor Note Registrar, and the Indenture Trustee and any Series Enhancer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          (b) Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the Person that was the Noteholder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the
Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts.

          (c) Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the Noteholder by written notice (given at least ten (10) days prior to the applicable Payment Date) to the Indenture Trustee, all amounts payable to such Noteholder may be paid either (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such
Noteholder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such Noteholder maintained at such bank, or (ii) by mailing a check to such address as such
Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate
Trust Office of the Indenture Trustee.

          (d) All payments on the Notes shall be paid to the Noteholders by wire transfer of immediately available funds for receipt prior to 2:00 p.m. (New York
City time) on the related Payment Date. Any such payments received by the
Noteholders after 2:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by close of business one (1) Business Day prior to the Payment Date, then the
Issuer shall be deemed to have made such payment at

                                        8

the time so required on such date. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered
Noteholder by written notice to the Indenture Trustee, all amounts payable to such registered Noteholder may be paid by mailing a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate
Trust Office of the Indenture Trustee.

          (e) Upon surrender for registration of transfer of any Note at the
Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class, of any authorized denominations and of alike aggregate original principal amount.

          (f) All Notes issued upon any registration of transfer or exchange of
Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the relevant Supplement, as the Notes surrendered upon such registration of transfer or exchange.

          (g) Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Indenture
Trustee duly executed, by the Noteholder thereof or his attorney duly authorized in writing.

          (h) Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration of transfer or exchange referred to in this Section 205 shall be paid by the applicable Noteholder. The Indenture
Trustee or the Issuer may require payment by the applicable Noteholder of a sum sufficient to cover any tax, expense or other governmental charge payable in connection therewith.

          (i) Unless otherwise specified in the related Supplement, no transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its
Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) an
Investment Letter signed by such Noteholder and such Noteholder's prospective transferee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee and the Issuer to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof or of the Depositary, the Manager, the
Indenture Trustee, any Series Enhancer or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder's prospective transferee on which such Opinion of Counsel is based. If such a transfer of any interest in a Global Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit B hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in either Exhibit B hereto in respect of such interest as if it was evidenced by a Definitive Note. None of the Depositary, the Issuer,
the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without such registration or qualification. Any Noteholder or Note Owner desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the
Indenture Trustee and the Note Registrar

                                        9

against any liability that may result if any transfer made in accordance with the preceding sentence did in fact require registration under the Securities
Act.

          (j) If Notes are issued or exchanged in definitive form under Section
202, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each, a "Prospective Owner") acquiring such beneficial interest provides the Manager, the Issuer, the Trustee and any successor Manager with a written representation to the effect set forth in either subsection (i) or (ii) of Section 208.

          (k) No sale, assignment or other transfer of a Note shall be effective or deemed effective if such sale, assignment or other transfer is to a
Competitor. Neither the Indenture Trustee nor the Issuer is under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States regulations promulgated in connection thereto or ERISA.

          (l) Notwithstanding any other provision of this Indenture, any Note for which an Opinion of Counsel has not been rendered to the Issuer to the effect that such Note constitutes debt for United States federal income tax purposes (a "Subject Note") shall be subject to the limitations of this Section
205(l). No Subject Notes may be transferred, and no transfer (or purported transfer) of all or any part of a Subject Note (or any direct or indirect economic or beneficial interest therein) (a "Transferred Note") whether to another Noteholder or to a Person that is not a Noteholder (a "Transferee"), shall be effective, and to the greatest extent permitted under Applicable Law any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Holder of a Subject Note, unless: (i) the Transferee provides the Note Registrar with its representations and warranties made for the benefit of the Issuer to the effect that: (A) either (I) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity a "flow-through entity") or (II)
if it is or becomes a flow-through entity, then (x) none of the direct or indirect beneficial owners of any of the interests in the Transferee have or ever will have all or substantially all the value of its interest in the
Transferee attributable to the interest of the Transferee in any Transferred
Note, any other Notes, other interest (direct or indirect) in the Issuer, or any interest created under this Indenture and (y) it is not and will not be a principal purpose of the arrangement involving the investment of the Transferee in any Transferred Note to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, (B) the Transferee will not sell, assign, transfer or otherwise convey any participating interest in any Note or any financial instrument or contract the value of which is determined by reference in whole or in part to any Note,
(C) it is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Transferred Note(s) (or interest therein) or cause any Transferred Note(s) (or interest therein) to be marketed on or through an
"established securities market" within the meaning of Section 7704(b) of the
Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, and (D) in the case of
Subject Notes other than the Series 2005-1 Notes that it is a "U.S. Person"
within the meaning of Section 7701(a)(30) of the Code, and (ii) after such transfer there would be more than 90 members of the limited liability company that is the Issuer (including as members, solely for purposes of this Section
205(l), Holders of any Subject Notes). The Issuer shall not recognize any prohibited Transfer described in this paragraph either (i) by redeeming the transferor's interest, or (ii) by admitting the Transferee as such a member or otherwise recognizing any right of the Transferee (including, without limitation, any right of the Transferee to receive payments or other distributions from the Issuer, directly or indirectly).

                                       10

          Section 206. Mutilated Destroyed, Lost and Stolen Notes.

          (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the
Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

          (b) If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (as defined in the UCC) of the original Note in lieu of which such replacement Note was issued (or such payment was made)
presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          (c) The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge that may be incurred by the
Indenture Trustee or the Issuer in connection therewith. Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class.
The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 207. Delivery, Retention and Cancellation of Notes. Each
Noteholder is required, and hereby agrees, to return to the Indenture Trustee or, if any Series Enhancer has made any unreimbursed payment on such Notes, to such Series Enhancer, such return to be completed within thirty (30) days after the receipt of such payment, any Note on which the final payment due thereon has been made. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and unless any unreimbursed payment on such Note has been made by a Series Enhancer, shall no longer be
Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee. Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the
Issuer such canceled Notes. If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

                                       11

          Section 208. ERISA Deemed Representations. Each prospective initial
Noteholder and each Prospective Owner of a Warehouse Note will be deemed to have represented and warranted by such purchase that it is not acquiring the
Warehouse Note with the assets of a Benefit Plan Investor. Each prospective initial Noteholder and each Prospective Owner of a Term Note will be deemed to have represented and warranted by such purchase that either (i) it is not acquiring the Term Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Term Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the
Code.

                                       12

                                   ARTICLE III

                   PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

          Section 301. Principal and Interest. Distributions of principal, premium, if any, and interest on any Series or Class of Notes shall be made to
Noteholders of each Series and Class as set forth in Section 302 of this
Indenture and in the related Supplement. Additional interest calculated at the
Default Rate shall be payable with respect to any payment of principal and/or interest on any Note which is not paid when due. The maximum Default Rate for any Note of any Series shall be equal to the sum of (i) two percent (2%) per annum, plus (ii) the interest rate for such Note immediately prior to the occurrence of the relevant Event of Default. If interest or principal amounts owing on Notes are paid by a Series Enhancer and additional interest at the
Default Rate otherwise would be owing to the Noteholders of such Notes, then the
Default Rate shall be owed to such Series Enhancer and shall not be paid to applicable Noteholders of such Series unless the related Series Enhancer has failed to make payment of such amounts in accordance with the terms of any applicable Enhancement Agreement. Except as set forth in any Supplement, all interest payable on the Notes and all commitment and other fees payable to the
Noteholders shall be computed on the basis of a 360-day year for the actual number of days which have elapsed in the relevant calculation period.

          Section 302. Trust Account. (a) The Issuer shall establish and maintain so long as any Outstanding Obligation remains unpaid the Trust Account into which the Issuer shall deposit (or cause to be deposited) all of the following amounts: (i) all amounts representing Estimated Net Operating Income
(and adjustments thereof), Casualty Proceeds and Sales Proceeds with respect to the Managed Containers received from the Manager pursuant to the terms of the
Management Agreement, (ii) all Manager Advances, (iii) all amounts received by the Issuer pursuant to the terms of all Interest Rate Hedge Agreements then in effect, and (iv) other payments specified to be deposited therein pursuant to the terms of this Indenture and the other Transaction Documents. Such Trust
Account shall initially be established and maintained with the Corporate Trust
Office of the Indenture Trustee in trust for the Indenture Trustee, on behalf of the Noteholders, each Interest Rate Hedge Counterparty and each Series Enhancer, until all Outstanding Obligations are paid in full. The Trust Account shall at all times be an Eligible Account, shall be in the name of the Issuer and shall be pledged to the Indenture Trustee pursuant to the terms of this Indenture. The
Issuer shall not establish any additional Trust Accounts without (in each instance) prior written notice to the Indenture Trustee and each Series
Enhancer, if any.

          (b) The Issuer shall cause the Manager to deposit into the Trust
Account in accordance with the provisions of Section 5.1 and 5.2 of the
Management Agreement amounts representing the Estimated Net Operating Income
(and adjustments thereof), Casualty Proceeds and Sales Proceeds with respect to the Managed Containers. The Manager shall be permitted to require the Indenture
Trustee to withdraw from amounts on deposit in the Trust Account on each Payment
Date, or otherwise net out from amounts otherwise required to be deposited by the Manager in the Trust Account in accordance with the provisions of Section
5.1 and 5.2 of the Management Agreement, the amount of any Management Fees or
Management Fee Arrearage that would otherwise be due and payable on the immediately succeeding Payment Date.

          (c) On each Determination Date, the Issuer shall cause the Manager, pursuant to Section 4.1.2 of the Management Agreement, to prepare and deliver the Manager Report. On each Payment Date, the Indenture Trustee, based on the
Manager Report and in accordance with the terms of this Indenture and each
Supplement, shall distribute from the Trust Account an amount equal to the sum of (i) all amounts representing the Net Operating Income of the Eligible
Containers received during the related Collection Period, (ii) all other amounts received by the Issuer subsequent to the immediately preceding Payment Date,
(iii) all amounts transferred from the Restricted Cash Account in accordance with the provisions of Section 306 hereof; provided that the amounts described in this clause (iii) may be

                                       13

used only to make the payments described in Section 306 hereof, (iv) any earnings on Eligible Investments in the Trust Account, the Restricted Cash
Account and any Series Accounts, (v) all Manager Advances made by the Manager in accordance with the terms of the Management Agreement subsequent to the immediately preceding Payment Date, (vi) the net amount received by the Issuer pursuant to any Interest Rate Hedge Agreement then in effect and (vii) if so directed by the Issuer, amounts, proceeds and funds contemplated by Section
302(f) (unless the Issuer directs otherwise, the amounts and proceeds contemplated by this clause (vii) shall be applied only in respect of principal on Notes of one or more Series) (the sum of the amounts described in clauses (i)
through (vii) collectively, the "Available Distribution Amount"), to the following Persons, by wire transfer of immediately available funds, in the order of priority listed below (in the absence of any Manager Report, the Indenture
Trustee shall distribute the Available Distribution Amount in accordance with written instructions from the Administrative Agent (with a copy to the Issuer, each Series Enhancer and each Interest Rate Hedge Counterparty) and shall hold until delivery of the Manager Report (i) any funds otherwise payable due to the
Issuer and (ii) any other amounts which the Administrative Agent is unable to ascertain or allocate to a specific payment priority set forth in this
Indenture):

(I) If no Early Amortization Event or Event of Default shall have occurred and shall then be continuing:

          (1)  To the Indenture Trustee, all the Indenture Trustee's Fees then due and payable for all Series then Outstanding (subject to the per annum dollar limitation in Section 905);

          (2)  To the Administrative Agent, the Administrative Agent Fees then due and payable;

          (3)  To the Manager, an amount equal to the sum of: (i) the Management
               Fee then due and payable, (ii) the amount of any Management Fee
               Arrearage, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the
               Manager in accordance with the terms of the Transaction
               Documents;

          (4)  To the Manager, reimbursement for any Manager Advances;

          (5)  To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an
               Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (5)(ii) in any calendar year would not exceed five hundred thousand Dollars ($500,000);

          (6)  To each of the following: (i) to the Issuer, the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and
               (ii) to the Manager, the amount of any officer and director indemnity payments required to be made by the Manager;

          (7)  To each Series Enhancer, pro rata based on the amount of Premiums then due and payable, the amount of any Premium then due and payable pursuant to the terms of each applicable Enhancement
               Agreement;

          (8)  To each of the following on a pro rata basis: (i) to each Series
               Account for each Series of Notes then Outstanding, an amount equal to the Priority Payments for each such Series and (ii) to each Interest Rate Hedge Counterparty, the amount of

                                       14

               any scheduled payments (but excluding termination payments) then due and payable pursuant to the terms of any Interest Rate Hedge
               Agreement then in effect. If sufficient funds do not exist to pay in full all such Priority Payments, such amounts shall be
               allocated among all Series of Notes in the same proportion as the ratio of (x) the Priority Payments of a particular Series of
               Notes then Outstanding on such Payment Date to (y) the sum of the
               Priority Payments for all Series of Notes then Outstanding on such Payment Date;

          (9)  To the Restricted Cash Account, an amount sufficient so that the total amount on deposit therein, is equal to the Restricted Cash
               Amount for such Payment Date;

          (10) To each Series Account for each Series of Notes then Outstanding, all Minimum Principal Payment Amounts for each such Series;

          (11) To each Series Account for each Series of Notes then Outstanding, all Scheduled Principal Payment Amounts for each such Series;

          (12) To each Series Account for each Series of Notes then Outstanding, an amount equal to the Supplemental Principal Payment Amounts for each Series (subject to the terms of Section 702(a));

          (13) To each Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any unpaid payments then due and payable (including termination payments but excluding any payments made pursuant to clause (8) above) pursuant to the terms of any Interest Rate
               Hedge Agreement then in effect;

          (14) To the Noteholders and any Series Enhancer, any Indemnified
               Amounts then due and payable and to the Indenture Trustee, any
               Indenture Trustee's Fees then due and payable, after giving effect to the payment made pursuant to clause (1) above but not subject to the per annum dollar limitation in Section 905;

          (15) To the Issuer, the amount of any remaining indemnity payment owing by it pursuant to the terms of the Transaction Documents and not paid pursuant to clauses (5) and (6) above;

          (16) To the Manager, the amount of any remaining unpaid indemnity payments owing by it pursuant to the terms of the Management
               Agreement and not paid pursuant to clauses (5) and (6) above; and

          (17) To the Issuer, any remaining Available Distribution Amount which may, any provision in the Transaction Documents to the contrary notwithstanding, be used by the Issuer for any purpose,
               including, without limitation, general corporate purposes, the distribution of dividends, repayment of debt, paying fees and expenses or any other purpose in the sole discretion of the
               Issuer.

(II) If an Early Amortization Event shall then be continuing, but no Event of
Default shall then be continuing (or an Event of Default has occurred but the
Notes have not been accelerated in accordance with Section 802 hereof):

          (1)  To the Indenture Trustee, all the Indenture Trustee's Fees then due and payable for all Series then Outstanding (subject to the per annum dollar limitation in Section 905);

                                       15

          (2)  To the Administrative Agent, the Administrative Agent Fees then due and payable;

          (3)  To the Manager, an amount equal to the sum of: (i) the Management
               Fee then due and payable, (ii) the amount of any Management Fee
               Arrearage, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the
               Manager in accordance with the terms of the Transaction
               Documents;

          (4)  To the Manager, reimbursement for any Manager Advances;

          (5)  To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an
               Issuer Expense and (ii) any other Issuer Expenses, so long as the aggregate amount paid pursuant to this clause (5)(ii) in any calendar year would not exceed five hundred thousand Dollars
               ($500,000);

          (6)  To each Series Enhancer, pro rata based on the amount of Premiums then due and payable, the amount of any Premium then due and payable pursuant to the terms of each applicable Enhancement
               Agreement;

          (7)  To each of the following on a pro rata basis: (i) to each Series
               Account for each Series of Notes then Outstanding, an amount equal to the Priority Payments (including reimbursements and interest thereon payable to any related Series Enhancer) for each such Series and (ii) to each Interest Rate Hedge Counterparty, the amount of any scheduled payments (but excluding termination payments then due and payable pursuant to the terms of any
               Interest Rate Hedge Agreement then in effect). If sufficient funds do not exist to pay in full all such Priority Payments, such amounts shall be allocated among all Series of Notes in the same proportion as the ratio of (x) the Priority Payments of a particular Series of Notes then Outstanding on such Payment Date to (y) the sum of the Priority Payments for all Series of Notes
               then outstanding on such Payment Date;

          (8)  To each of the following on a pro rata basis: (i) to the Issuer, the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer and (ii) to the Manager, the amount of any officer or director indemnity payments required to be made by the Manager;
               provided that if any Cross-Over Event is then continuing, the aggregate amount of all payment made pursuant to this clause (8)
               since the date on which such Cross-Over Event occurred shall not exceed Two Million Dollars ($2,000,000);

          (9)  To the Restricted Cash Account, an amount sufficient so that the total amount on deposit therein is equal to the Restricted Cash
               Amount for such Payment Date;

          (10) To each Series Account for each Series of Notes then Outstanding, all Minimum Principal Payment Amounts for each such Series;

          (11) To each Series Account for each Series of Notes then Outstanding, all Scheduled Principal Payment Amounts for each such Series;

          (12) To each Series of Notes then Outstanding, pro rata based on unpaid principal amounts, until all Series of Notes have been paid in full;

                                       16

          (13) To each Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any other unpaid amounts owing by the Issuer
               (including termination payments) then due and payable pursuant to the terms of any Interest Rate Hedge Agreement then in effect;

          (14) To the Indenture Trustee, any Indenture Trustee's Fees then due and payable, after giving effect to the payment made pursuant to clause (1) above but not subject to the per annum dollar
               limitation in Section 905;

          (15) To each Series Account, the following amounts: (i) for each
               Series of Notes then Outstanding, an amount equal to any
               increased costs, funding costs, breakage costs, taxes, other indemnification payments and any other unpaid Reimbursement
               Amount then due and owing to the related Series Enhancer pursuant to the terms of the related Enhancement Agreement and the
               Transaction Documents for such Series pro rata based on such amounts due for such Series of Notes then Outstanding, (ii) to each Series Account for each Series of Warehouse Notes then
               Outstanding, an amount equal to the Step-Up Warehouse Interest including any accrued and unpaid Step-Up Warehouse Interest pro rata based on such amounts due for such Series of Warehouse Notes and (iii) an amount equal to any Default Interest then due and owing pursuant to the terms of the related Supplement, plus indemnity payments, increased costs and taxes pro rata based on such amounts due for such Series of Notes then Outstanding; and

          (16) To the Issuer, the amount of any indemnity payments required to be made by the Issuer pursuant to the terms of the Transaction
               Documents and not paid pursuant to clause (8) above;

          (17) To the Manager, the amount of any indemnity payments not paid pursuant to clause (8) above required to be made by the Manager;
               and

          (18) To the Issuer, any remaining Available Distribution Amount which may, any provision in the Transaction Documents to the contrary notwithstanding, be used by the Issuer for any purpose,
               including, without limitation, general corporate purposes, the distribution of dividends, repayment of debt, paying fees and expenses or any other purpose in the sole discretion of the
               Issuer.

          (d) If on any Payment Date described in section (I) or (II) above, there are not sufficient funds to pay, in full, the Minimum Principal Payment
Amounts and/or Scheduled Principal Payment Amounts owing to all Series of Notes then Outstanding, as the case may be, then, subject to the priority of payments set forth above, any such principal payments having the same payment priority will be paid, in full, to the Series first issued (based on their respective dates of issuance or Conversion Dates, as applicable) in chronological order based on their respective dates of issuance or Conversion Dates, as applicable.
For purposes of this Section 302(d) only, any Series designated as a Warehouse
Note will be deemed to have an issuance date equivalent to its Conversion Date.
If two or more Series of the Notes were issued on the same date or have the same
Conversion Date, then principal payments having the same payment priority will be allocated among each such Series, on a pro rata basis, based on the principal payments then due.

          (e) If any Series has more than one Class of Notes then Outstanding, then the Available Distribution Amount shall be calculated without regard to the payment priorities of the Classes of Notes within such Series. Once the
Available Distribution Amount has been allocated to each Series, then that portion of the Available Distribution Amount allocable to such Series shall be paid to each Class

                                       17

of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

          (f) The Issuer shall have the right, but not the obligation, to make
(or to direct the Indenture Trustee to make) principal payments on any Series of
Notes and payments of other Outstanding Obligations from some or all of (i)
amounts that are payable or have been paid to the Issuer pursuant to this
Section 302, (ii) amounts that the Issuer receives from advances or draws under any Series of Warehouse Notes, (iii) proceeds of the issuance of any Series of
Notes, and (iv) other funds held by the Issuer. Without limiting the foregoing, at the direction of the Issuer, amounts and proceeds contemplated by the preceding sentence may be included in distributions in respect of principal payments on the Notes of one or more Series and payments of other Outstanding
Obligations pursuant to Section 302(c).

          (g) Notwithstanding anything in this Section 302 to the contrary, the payments provided for in Section 302(c)(I)(6), 302(c)(II)(8), 302(c)(II)(16) and
302(c)(II)(17) shall not be made with respect to any officer or director if a final judgment has been entered to the effect that such officer or director is not entitled to indemnity pursuant to the terms of the applicable organizational documents or applicable law.

          Section 303. Investment of Monies Held in the Trust Account, the
Restricted Cash Account and Series Accounts; Control over Eligible Investments.

          (a) The Indenture Trustee shall invest any cash deposited in the Trust
Account, the Restricted Cash Account and each Series Account in such Eligible
Investments as the Issuer shall direct in writing or by telephone and subsequently confirm in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. If the
Indenture Trustee has not received written instructions from the Issuer by 2:30
p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in overnight investments of the type described in clause (iv) of the definition of Eligible Investments. Any funds in the Trust Account, the Restricted Cash Account, and each Series Account not so invested must be fully insured by the Federal Deposit Insurance
Corporation. Eligible Investments shall be made in the name of the Securities
Intermediary, and subject to the terms of the Control Agreements. Any earnings on Eligible Investments in the Trust Account, the Restricted Cash Account, and
each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The
Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303.

          (b) On or prior to the Initial Closing Date (or the related Closing
Date, as applicable), each of the Issuer and the Securities Intermediary shall enter into control agreements (each a "Control Agreement", collectively, the
"Control Agreements") substantially in the form of Exhibit C hereto for each of the Trust Account, the Restricted Cash Account, and any Series Accounts. At all
times on and after the Initial Closing Date (or the related Closing Date, as applicable), each such account shall be the subject of a Control Agreement.

          (c) The Indenture Trustee, acting in accordance with the terms of this
Indenture, shall be entitled to deliver an Entitlement Order to the Securities
Intermediary at which such accounts are maintained at any time; provided, however, that the Indenture Trustee agrees not to invoke its right to provide an
Entitlement Order unless an Event of Default has occurred and is continuing.
Such Control Agreements shall provide that upon receipt of the Entitlement Order in accordance with the provisions of this Indenture, the Indenture Trustee shall comply with such Entitlement Order without further consent by the Issuer or any other Person.

                                       18

          (d) Each of the Trust Account, the Restricted Cash Account and the
Series Accounts shall be initially established with the Indenture Trustee and, so long as any Outstanding Obligation remains unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating or (B) each of the Trust
Account, the Restricted Cash Account and the Series Accounts are maintained at the Corporate Trust Office of the Indenture Trustee. If any of the Trust
Account, the Restricted Cash Account or the Series Accounts are not maintained at the Corporate Trust Office of the Indenture Trustee or if the short-term unsecured debt obligations of the Indenture Trustee fall below the Required
Deposit Rating, then the Issuer shall within 10 Business Days after obtaining knowledge of such condition and, with the Indenture Trustee's assistance as necessary, cause each of the Trust Account, the Restricted Cash Account and the
Series Accounts to be transferred to either (A) an Eligible Institution which then maintains the Required Deposit Rating and is otherwise acceptable to the
Administrative Agent and each Series Enhancer, if any, or (B) with the prior written consent of the Administrative Agent and each Series Enhancer, if any, the Corporate Trust Office of the successor Indenture Trustee. If any of the
Trust Account, the Restricted Cash Account or any Series Account is maintained with a Person other than the Indenture Trustee or, if a Person other than the
Indenture Trustee shall be the Securities Intermediary, the Issuer shall obtain the prior written consent of the Administrative Agent and each Series Enhancer, if any, and shall cause a new Control Agreement to be entered into with such
Person.

          (e) Each of the Trust Account, the Restricted Cash Account and each
Series Account shall be maintained in the State of New York, and shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. Each Control Agreement shall provide for purposes of the
UCC, that New York shall be deemed to be the Securities Intermediary's jurisdiction and each of the Trust Account, the Restricted Cash Account and each
Series Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York.

          (f) The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other
Person relating to each of the Trust Account, the Restricted Cash Account, each
Series Account or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other Person and the Securities
Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the
Securities Intermediary to comply with Entitlement Orders as set forth in
Section 303(c) hereof.

          (g) Except for the claims and interest of the Indenture Trustee and of the Issuer hereunder in each of the Trust Account, the Restricted Cash Account and each Series Account, to the best of its knowledge without independent investigation, the Securities Intermediary knows of no claim to, or interest in, any of the Trust Account, the Restricted Cash Account, any Series Account or in
any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Restricted Cash Account, each Series Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture
Trustee, the Manager, each Series Enhancer, each Interest Rate Hedge
Counterparty and the Issuer thereof.

          (h) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in each of the Trust Account, the Restricted Cash Account, each Series Account and in all Proceeds thereof.
Each of the Trust Account, the Restricted Cash Account and each Series Account shall be in the name of and under the sole dominion and control of the Indenture
Trustee for the benefit of the Noteholders, each Interest Rate Hedge
Counterparty and each Series Enhancer, if any. The Indenture Trustee shall make withdrawals and payments from each of the Trust Account, the

                                       19

Restricted Cash Account and the Series Accounts and apply such amounts in accordance with the provisions of the Manager Report and, in the absence of any
Manager Report, in accordance with written instructions from the Administrative
Agent.

          (i) The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust
Account, the Restricted Cash Account or any Series Account unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any
Person.

          (j) U.S. Bank National Association (including in its capacity as
Securities Intermediary) hereby agrees that any security interest it may have in the Trust Account, the Restricted Cash Account and any Series Account or any
Security Entitlement credited thereto shall be subordinate to the security interest created by this Indenture. The Financial Assets and other items deposited to the Trust Account, the Restricted Cash Account and any Series
Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person except as created pursuant to this Indenture. For the sake of clarity, the fees and expenses of the Indenture Trustee shall be payable solely pursuant to Section 302 or 806 of this Indenture and will not be subject to deduction, set-off, bankers lien or other right of the Indenture
Trustee.

          Section 304. Reports to Noteholders. The Indenture Trustee shall, make available to each Noteholder, the Administrative Agent, each Interest Rate Hedge
Counterparty and each Series Enhancer, a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to the
Contribution and Sale Agreement or the Management Agreement, by posting copies thereof on its password-protected website (www.usbank.com/abs) and shall notify the Administrative Agent, each Noteholder, each Interest Rate Hedge
Counterparty, and each Series Enhancer by e-mail when such notices or reports are available.

          Section 305. Records. The Indenture Trustee shall cause to be kept and maintained customary records pertaining to the Trust Account, the Restricted
Cash Account and each Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver monthly an accounting thereof in the form of a trust statement to the Issuer, the Seller, the Administrative
Agent and the Manager, each Series Enhancer and each Interest Rate Hedge
Counterparty.

          Section 306. Restricted Cash Account. (a) The Issuer shall establish on or prior to the Initial Closing Date, and shall maintain so long as any
Outstanding Obligation remains unpaid, an Eligible Account in the name of the
Issuer with the Indenture Trustee which shall be designated as the Restricted
Cash Account, which account shall be held by the Indenture Trustee for the benefit of the Noteholders of all Series of Notes and each Series Enhancer pursuant to the terms of this Indenture and the related Supplements. The
Restricted Cash Account shall only be relocated to another financial institution in accordance with the express provisions of Section 303(d) hereof. On each
Closing Date, the Issuer will deposit, or cause to be deposited, the Restricted
Cash Amount in the Restricted Cash Account and thereafter amounts shall be deposited in the Restricted Cash Account in accordance with Section 302 of this
Indenture. Any and all monies on deposit in the Restricted Cash Account shall be invested in Eligible Investments in accordance with this Indenture and shall be distributed in accordance with this Section 306.

          (b) On each Determination Date, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Administrative Agent), withdraw from the Restricted Cash Account and deposit into the Series Account for each
Series an amount equal to the Deficiency Amount (determined after giving effect to all other deposits to the Series Account for such Series (other than funds transferred from the Restricted Cash Account)) on or prior to such Determination
Date. Amounts transferred to the Series Account pursuant to

                                       20

the provisions of this Section 306(b) may only be used to pay amounts specified in the definition of "Permitted Payment Date Withdrawals". If the amount on deposit in the Restricted Cash Account on a Determination Date is not sufficient to pay in full the aggregate Permitted Payment Date Withdrawals referred to in this Section 306(b), then the amount of funds then available in the Restricted
Cash Account will be allocated among the various Series on a pro rata basis in proportion to the amount of their respective Permitted Payment Date Withdrawals.

          (c) On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Administrative Agent), deposit in the Trust
Account for distribution in accordance with the terms of this Indenture the excess, if any, of (A) the amounts then on deposit in the Restricted Cash
Account (after giving effect to any withdrawals therefrom on such Payment Date)
over (B) an amount equal to the Restricted Cash Amount for such Payment Date. On the Legal Final Maturity Date for the Series with the latest Legal Final
Maturity Date, any remaining funds in the Restricted Cash Account shall be deposited in the Trust Account and, subject to the limitations set forth in the related Supplement, distributed in accordance with Section 302 of this Indenture and the related Supplement.

          Section 307. CUSIP Numbers. The Issuer in issuing the Notes may use
"CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to
Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the "CUSIP" numbers.

          Section 308. No Claim. Indemnities payable to the Indenture Trustee, the Manager, the Independent Director Provider, the Administrative Agent and any
other Person, shall be non-recourse to the Issuer and shall not constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral in the event such amounts are not paid in accordance with
Section 302 or 806 of this Indenture.

          Section 309. Compliance with Withholding Requirements. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code.
The consent of Noteholders shall not be required for any such withholding.

          Section 310. Tax Treatment of Notes. The Issuer has entered into this
Indenture, and the Notes will be issued, with the intention that, for United
States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture
Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for United States federal, state and local income, single business and franchise tax purposes as indebtedness.

                                       21

                                   ARTICLE IV

                                   COLLATERAL

          Section 401. Collateral. (a) The Notes and all other Outstanding
Obligations shall be obligations of the Issuer as provided in Section 203 hereof. The Indenture Trustee, on behalf of the Noteholders, each Interest Rate
Hedge Counterparty and each Series Enhancer, if any, shall also have the benefit of, and the Outstanding Obligations shall be secured by and be payable from, the
Issuer's right, title and interest in the Collateral. The income, payments and proceeds of such Collateral shall be allocated to each such Person strictly in accordance with the applicable payment priorities set forth in Section 302 or
Section 806 hereof.

          (b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be.

          (c) The Indenture Trustee hereby acknowledges the appointment by the
Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement. So long as the Management
Agreement shall not have been terminated in accordance with its terms, the
Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Collateral as the Manager may reasonably request in accordance with the express provisions of the Management
Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Manager reasonable compensation and cost reimbursement for any such action. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases of the Managed Containers in accordance with the provisions of the Management Agreement and deposit such amounts into the Trust Account in accordance with the provisions of the
Management Agreement. Any Proceeds received directly by the Issuer in payment of any Account or Leases with respect to, or in payment for or in respect of, any of the Managed Containers or on account of any of the Contracts to which the
Issuer is a party shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account in accordance with the provisions of the Management Agreement, and until so deposited shall be deemed to be held in trust by the Issuer for the Indenture
Trustee and shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided. If (i) an Event of Default has occurred, (ii) any Sale of the Collateral pursuant to Section 816 hereof shall have occurred or (iii) a
Manager Default has occurred, the Issuer shall at the request of the Indenture
Trustee, acting with the consent of or at the direction of the Requisite Global
Majority, to the extent practicable, deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing, and relating to, the sale, lease and delivery of such Managed Containers and the
Issuer shall, to the extent practicable, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          Section 402. Pro Rata Interest.

          (a) Except as expressly provided for herein or in any Supplement, the
Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and

                                       22

the related Supplement. All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right,
Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

          (b) If the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest, and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void, and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

          Section 403. Indenture Trustee's Appointment as Attorney-in-Fact.

          (a) The Issuer hereby irrevocably constitutes and appoints the
Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the
Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action or to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant or security interest in the Collateral hereunder.

          (b) The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless an Event of Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

          (c) The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein.
The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

          (d) The Issuer also authorizes (but does not obligate) the Indenture
Trustee to (i) so long as a Manager Default is continuing and a Manager
Termination Notice has been delivered in accordance with the terms of the
Management Agreement, communicate in its own name, or to direct any other
Person, including the Manager or a replacement Manager, to communicate with any party to any Contract or Lease relating to a Managed Container and (ii) so long as an Event of Default is continuing, and a Manager Termination Notice has been delivered in accordance with the terms of the Management Agreement, execute in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                                       23

          (e) If the Issuer fails to perform or comply with any of its agreements contained herein and a Responsible Officer of the Indenture Trustee shall receive notice of such failure, the Indenture Trustee, with the consent of the Requisite Global Majority, shall cause performance or compliance, or acting at the direction of the Requisite Global Majority shall perform or comply, with such agreement; provided, however, that the Indenture Trustee shall have no obligation to so perform or comply if it has reasonable grounds to believe that payment of its expenses and interest thereon (as set forth in the following sentence) is not reasonably assured. The reasonable and documented expenses, including reasonable and documented attorneys' fees and expenses, of the
Indenture Trustee incurred in connection with such performance or compliance, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby and shall be paid in accordance with the provisions of Section 302 or Section 806 hereof.

          Section 404. Release of Security Interest. The Indenture Trustee, at
the written direction of the Manager, shall release from the Lien of this
Indenture, any Managed Container and the Related Assets sold or transferred pursuant to Section 606(a) hereof. In effectuating such release, the Indenture
Trustee shall be provided with and entitled to rely on: (A) so long as no Early
Amortization Event is then continuing, a written direction of the Manager (with a copy to the Administrative Agent and each Series Enhancer, if any) identifying each Managed Container or other items to be released from the Lien of this
Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate, or (B) if an Early Amortization Event is then continuing, all of the following: (i) the items set forth in (A), (ii) a certificate from the Manager (with a copy to the Administrative Agent and each
Series Enhancer) stating that such release is in compliance with Sections 404 and 606(a) hereof and (iii) a written direction from the Administrative Agent and each Series Enhancer approving such release. The Administrative Agent shall provide such direction if the Administrative Agent has received the items referred to in (B) above and the officers of the Administrative Agent who regularly deal with the Manager in connection with the transactions contemplated hereby do not have actual knowledge that such certificates are inaccurate in any significant manner.

          The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer's expense, execute and deliver to the Issuer, the Seller or the Manager, as appropriate, each Series Enhancer, each Interest
Rate Hedge Counterparty and the Administrative Agent, a non-recourse certificate of release substantially in the form of Exhibit A hereto and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Managed
Container and the Related Assets.

          Section 405. Administration of Collateral. (a) The Indenture Trustee
shall as promptly as practicable notify the Noteholders, each Series Enhancer, each Interest Rate Hedge Counterparty and the Administrative Agent of any
Manager Default of which a Corporate Trust Officer has actual knowledge. If a
Manager Default shall have occurred and then be continuing, the Indenture
Trustee, at the written direction of the Requisite Global Majority, shall deliver to the Manager (with a copy to the Administrative Agent, each Series
Enhancer, each Interest Rate Hedge Counterparty and each Rating Agency) a
Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement. Pursuant to the
Administration Agreement, the Administrative Agent shall seek to appoint a replacement Manager acceptable to the Requisite Global Majority. If the
Administrative Agent is unable to locate and qualify a replacement Manager acceptable to the Requisite Global Majority within sixty (60) days after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may (and shall, upon the direction of the Requisite Global Majority) appoint, or petition a court of competent jurisdiction to appoint, a company acceptable to the Requisite Global Majority, having a net worth of not less than $5,000,000 and whose regular business includes equipment leasing or servicing, as the successor to the Manager of all or any part of the responsibilities, duties or liabilities of the Manager under the Management Agreement and the other
Transaction Documents to which it is a party. The Manager shall continue to fulfill its duties and

                                       24

responsibilities as Manager until such time as its replacement is appointed and has assumed such responsibilities. The replaced Manager shall not be entitled to receive any compensation for any period after the effective date of such replacement, but shall be entitled to receive compensation for services rendered through the effective date of such replacement except to the extent that it is unable to fulfill such duties pending the appointment of a replacement Manager.
If the Manager is unable to fulfill such duties pending the appointment of a replacement Manager, the Administrative Agent shall take such actions, which it is reasonably capable of performing and as the Requisite Global Majority shall direct to aid in the transition of the Manager; provided, however, that no provisions of this Indenture or the Administration Agreement shall require the
Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or under the
Administration Agreement, or in the exercise of any of its rights, powers or duties, if the Administrative Agent shall have reasonable grounds for believing that timely repayment in full of such funds or adequate security or indemnity against such risk or liability is not reasonably assured after taking into account the reimbursement provisions set forth in Section 302 or Section 806, as applicable. All reimbursements to the Administrative Agent shall (unless the
Requisite Global Majority has otherwise agreed in writing to indemnify the
Administrative Agent) be payable on the immediately succeeding Payment Date pursuant to the provisions of Section 302 or Section 806, as applicable, hereof.
Each Noteholder, the Indenture Trustee, each Series Enhancer and each Interest
Rate Hedge Counterparty shall, by accepting the benefits of this Indenture, be deemed to have agreed that the duties of the Administrative Agent are not to be construed as those of a replacement Manager. In connection with the appointment of a replacement Manager, the Indenture Trustee or Administrative Agent may,
with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such replacement Manager out of Collections as the Indenture Trustee, the Administrative Agent and such replacement Manager shall agree; provided, however, that no such revised compensation shall be in excess of the Management Fees permitted the Manager under the Management
Agreement and the arrangement for reimbursement of expenses shall be no more favorable than that set forth in the Management Agreement unless the Requisite
Global Majority shall approve such higher amounts; provided, further, that in no event shall any of the Indenture Trustee, any Series Enhancer, any Interest Rate
Hedge Counterparty or the Administrative Agent be liable to any replacement
Manager for the Management Fees or any additional amounts (including expenses and indemnifications) payable to such replacement Manager, either pursuant to the Management Agreement or otherwise. The Indenture Trustee and such successor shall take such action, consistent with the Management Agreement, as shall be necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 9.4 of the Management
Agreement.

          (b) So long as a Manager Default has occurred and a Manager
Termination Notice has been delivered in accordance with the terms of the
Management Agreement, the Indenture Trustee may and shall, if directed in writing by the Requisite Global Majority, after first notifying the Issuer of its intention to do so, notify Account Debtors of the Issuer (and the Issuer hereby agrees to provide the Indenture Trustee all commercially reasonable information to identify and locate such Account Debtors), parties to the
Contracts of the Issuer, obligors in respect of Instruments of the Issuer and obligors in respect of Chattel Paper of the Issuer that the Accounts and the right, title and interest of the Issuer in and under such Contracts,
Instruments, and Chattel Paper (to the extent related to the Managed Containers)
have been pledged to Indenture Trustee and that payments shall be made directly to the Indenture Trustee or the Trust Account; provided that a replacement
Manager appointed pursuant to this Section 405 shall unless otherwise directed by the Requisite Global Majority exercise all of the foregoing rights, and that pending appointment of such replacement Manager, the then current Manager shall, unless otherwise directed by the Requisite Global Majority, be permitted to exercise such rights until the replacement Manager assumes the responsibility of the Manager. Upon the request of the Requisite Global Majority, the Issuer shall, or shall direct Manager to, so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. So long as a Manager Default has occurred and a Manager
Termination Notice has been delivered in accordance with

                                       25

the terms of the Management Agreement, the Indenture Trustee shall at the written direction of the Requisite Global Majority communicate with such Account
Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, the existence, amount and terms of any such Accounts, Contracts, Instruments or
Chattel Paper.

          (c) Upon a Corporate Trust Officer's obtaining actual knowledge or the actual receipt of written notice by the Indenture Trustee that any repurchase obligations of the Seller under Section 3.03 of the Contribution and Sale
Agreement have arisen, the Indenture Trustee shall notify each Series Enhancer, each Rating Agency, each Interest Rate Hedge Counterparty and the Administrative
Agent of such event and shall enforce such repurchase obligations at the written direction of the Requisite Global Majority.

          Section 406. Quiet Enjoyment. The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of the related Managed Container so long as such lessee is not in default under the Lease therefor.

                                       26

                                    ARTICLE V

        RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS;
                            REQUISITE GLOBAL MAJORITY

          Section 501. Rights of Noteholders. The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account (subject to the priorities set forth in Sections 302 and 806 hereof) and the Restricted Cash
Account and (iii) funds on deposit in any Series Account for such Series, or payable with respect to any Series Enhancement for such Series. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with
Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Transaction Documents executed in connection with such Series.

          Section 502. Collections and Allocations. With respect to each
Collection Period, Collections on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

          Section 503. Determination of Requisite Global Majority. A Requisite
Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) the Control
Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series of Outstanding Notes shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related
Series in favor of, or in opposition to, such proposed action, as the case may
be) and (b) unless Control Parties representing more than sixty-six and two-thirds percent (66 2/3%) of the sum of the Existing Commitments of all
Series shall have approved or directed such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire
Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be), each Series Enhancer which is then a
Control Party for any Series of Outstanding Notes shall have also approved or directed such proposed action. The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this
Section 503 based on information provided by the Note Registrar.

                                       27

                                   ARTICLE VI

                                    COVENANTS

          For so long as any Outstanding Obligations have not been paid or performed, the Issuer shall observe each of the following covenants:

          Section 601. Payment of Principal and Interest; Payment of Taxes. (a)
The Issuer will duly and punctually pay the principal of, and interest, on the
Notes in accordance with the terms of the Notes, this Indenture and the related
Supplement.

          (b) The Issuer will take all actions as are necessary to insure that all taxes, assessments and governmental levies that are payable by the Issuer are paid when due except (i) such as are contested in good faith and by appropriate proceedings and (ii) if the failure to make such payment is not adverse in any material respect to the Noteholders.

          Section 602. Maintenance of Office. As of the Initial Closing Date,
the Issuer's only "place of business" within the meaning of Section 9-307 of the
UCC is located at its address set forth in Section 1307. The Issuer shall not establish a new place of business or location for its chief executive office or change its jurisdiction of formation unless (i) the Issuer shall provide each of the Indenture Trustee, each Rating Agency, the Administrative Agent, each
Interest Rate Hedge Counterparty and each Series Enhancer not less than thirty
(30) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Administrative Agent, each Interest Rate Hedge
Counterparty or each Series Enhancer may reasonably request, (ii) not less than fifteen (15) days prior to the effective date of such relocation, the Issuer shall have taken, at its own cost, all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the
Collateral, or the perfection of the sale or contribution of the Containers to the Issuer, and shall have delivered to the Indenture Trustee, the
Administrative Agent, each Interest Rate Hedge Counterparty and each Series
Enhancer copies of all filings required in connection therewith and (iii) the
Issuer has delivered to the Indenture Trustee, the Administrative Agent, each
Series Enhancer, each Eligible Interest Rate Hedge Counterparty and each Rating
Agency, one or more Opinions of Counsel satisfactory to the Requisite Global
Majority, stating that, after giving effect to such change of location: (A) the
Seller and the Issuer will not, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, the Seller, (B) under applicable Insolvency Law, the transfers of
Transferred Assets made in accordance with the terms of the Transaction
Documents will be treated as a "true sale" in the event of any Insolvency
Proceeding by, or against, the Seller and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed (if applicable) and filed that are necessary to perfect the interest of the Issuer and the Indenture
Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; provided that the opinions required in this Section 602(iii)(A) and (B) shall not be required unless the Issuer establishes a new place of business outside of the
United States or a location for its chief executive office outside of the United
States or changes its jurisdiction of formation to a location outside of the
United States.

          Section 603. Corporate Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited liability company organized under the laws of the State of Delaware, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements and the Notes except where the failure to obtain or preserve such qualification is not reasonably expected to result in a Material Adverse Change.

                                       28

          Section 604. Protection of Collateral. The Issuer will from time to time execute (if applicable) and deliver all financing statements, all amendments thereto and continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the
Indenture Trustee, the Administrative Agent, any Interest Rate Hedge
Counterparty or any Series Enhancer, take such other action necessary or advisable to:

          (a) maintain or preserve the Lien of this Indenture (and the priority thereof) including executing and filing such documents as may be required under any international convention for the perfection of interests in Managed
Containers that may be adopted subsequent to the date of this Indenture;

          (b) perfect, publish notice of, and protect the validity of the security interest in the Collateral created pursuant to this Indenture;

          (c) enforce any of the items of the Collateral;

          (d) preserve and defend its right, title and interest to the
Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders); and

          (e) pay any and all taxes levied or assessed upon all or any part of the Collateral, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Noteholders.

In furtherance of clauses (b) and (c) above, the Issuer hereby agrees that if at any time subsequent to a Closing Date there is a change in Applicable Law (or a change in the interpretation of Applicable Law as in effect on such Closing
Date) which, in the reasonable judgment of the Requisite Global Majority, may affect the perfection of the Indenture Trustee's security interest in the
Collateral, then the Issuer shall, within thirty (30) days after request from the Requisite Global Majority, furnish to the Indenture Trustee, the
Administrative Agent, each Rating Agency and each Series Enhancer, an Opinion of
Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of this
Indenture, any Supplements hereto and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this
Indenture, any Supplements hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the lien and security interest of this Indenture.

          Section 605. Performance of Obligations.

          (a) Except as otherwise permitted by this Indenture, the Management
Agreement or the Contribution and Sale Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the
Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument; provided that, nothing in this Indenture shall prohibit the Issuer, or the Manager on the Issuer's behalf, from renegotiating, amending or consenting to waivers to Leases in accordance with the terms of the Management Agreement.

                                       29

          (b) Nothing in this Indenture or any Supplement shall be construed as requiring the consent of the Indenture Trustee, any Series Enhancer or any
Noteholder for the exercise by any Interest Rate Hedge Counterparty of its rights to (i) terminate the related Interest Rate Hedge Agreement in accordance with its terms in the event of any event of default or termination event
(however defined) under such Interest Rate Hedge Agreement, (ii) undertake any permitted transfer under any Interest Rate Hedge Agreement, or (iii) reduce the notional amount in accordance with the terms of any Interest Rate Hedge
Agreement in the event of a notional reduction event (however defined).

          Section 606. Negative Covenants. The Issuer will not, without the prior written consent of the Requisite Global Majority:

          (a) at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

               (i) in connection with a sale, conveyance or transfer pursuant to the provisions of Section 612 or Section 816 hereof; or

               (ii) in connection with a substitution or repurchase of Managed
          Containers as permitted or required in accordance with the terms of the Contribution and Sale Agreement; or

               (iii) sales of Managed Containers to unaffiliated third parties, and to the extent that such sales are on terms and conditions that would be obtained in an arms-length transaction, to Affiliates, regardless of whether such sales are considered to have been made in the ordinary course of business, that will not result in an Asset Base
          Deficiency; or

               (iv) sales of Managed Containers to unaffiliated third parties in the ordinary course of business and consistent with past practices of the Manager, regardless of the Sales Proceeds realized from such sales; or

               (v) in connection with a Casualty Loss.

          Notwithstanding the foregoing limitation of this Section 606(a), sales of Managed Containers shall be permitted at such other times and in such other amounts as the Indenture Trustee (acting at the direction of the Requisite
Global Majority) shall permit.

          Notwithstanding anything to the contrary, during the continuation of an Early Amortization Event, the Issuer shall not sell all, or substantially all, of the Managed Containers without the consent of the Requisite Global
Majority if an Asset Base Deficiency shall have occurred and be continuing or would result from such proposed sale.

          (b) claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any Applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral; or

          (c) release any item from the Collateral, except as permitted pursuant to the terms of a Transaction Document.

                                       30

          Section 607. Non-Consolidation of the Issuer.

          (a) The Issuer shall be operated in such a manner that it shall not be substantively consolidated with the estate of any other Person in the event of the bankruptcy or insolvency of the Issuer or such other Person. Without limiting the foregoing, the Issuer shall (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other
Person, (3) not commingle its funds with any other Person (except for any commingling of Collections which may occur prior to the identification and segregation of such amounts in accordance with the terms of the Management
Agreement) and maintain its bank accounts separate from those of any other
Person, (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) pay its own liabilities and expenses only out of its own funds, (6) enter into a transaction with an Affiliate only if such transaction is commercially reasonable and on the same terms as would be available in an arm's length transaction with a Person that is not an Affiliate, (7) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) hold itself out as a separate entity and maintain adequate capital in light of its contemplated business operations and (9) observe all other organizational formalities.

          (b) Notwithstanding any provision of law which otherwise empowers the
Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other Person, (2) act other than in its limited liability company name and through its duly authorized officers, managers or agents, (3) engage in any joint activity or transaction of any kind with or for the benefit of any
Affiliate including any of the transactions described in Section 611 hereof, except (i) payment of lawful distributions to its members and (ii) the execution, delivery and performance of the Management Agreement and any Note
Purchase Agreement, (4) enter into any transaction described in Section 610
(except pursuant to this Indenture) other than trade payables and expense accruals incurred in the ordinary course of its business or (5) take any other action that would be inconsistent with maintaining the separate legal identity of the Issuer or engage in any other activity not contemplated by this Indenture or other Transaction Documents.

          Section 608. No Bankruptcy Petition. The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

          Section 609. Liens. The Issuer shall not (i) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the
Proceeds thereof; or (ii) permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral to the extent that such Lien can be perfected pursuant to Applicable Law.

          Section 610. Other Debt. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness of the Issuer other than (i)
the Notes issued pursuant to this Indenture or any Supplement, (ii) any
Management Fee, Manager Advances and all other amounts payable pursuant to the provisions of the Management Agreement, (iii) any obligation (including a deferred purchase price note and any normal warranty) arising in connection with a purchase or sale of Containers permitted by the Transaction Documents, but only to the extent of the time limit contemplated by Section 3.01(ii) of the
Contribution and Sale Agreement, (iv) the Subordinated Note, (v) any
Indebtedness (including any Interest Rate Hedge Agreement or Currency Hedge
Agreement) that is permitted or required pursuant to the terms of any
Transaction Document, and (vi) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer's organizational documents.

                                       31

          Section 611. Guarantees, Loans, Advances and Other Liabilities. Except
for investments in Eligible Investments, the Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person. However, the preceding sentence shall not limit the terms of any Note Purchase Agreement or prevent the execution, delivery and performance of any Note Purchase Agreement by the Issuer.

          Section 612. Consolidation, Merger and Sale of Assets. (a) The Issuer
shall not consolidate with or merge with, or into, any other Person or sell, convey, transfer or lease any of its assets, whether in a single transaction or a series of transactions, to any Person except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement or the Management
Agreement and (ii) the leasing or sale of the Managed Containers in accordance with the terms of the Management Agreement.

          (b) The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

          Section 613. Other Agreements; Amendment of Transaction Documents. (a)
The Issuer will not after the date of the issuance of any Notes enter into, or become a party to, any agreements or instruments other than the Transaction
Documents and any other agreement(s) contemplated by the terms of the
Transaction Documents, including, without limitation, (i) any agreement(s) for disposition of the Transferred Assets permitted by Sections 606, 804 or 816 hereof and (ii) any agreement(s) for the sale, repurchase, lease or re-lease of a Managed Container made in accordance with the provisions of the Contribution and Sale Agreement and the Management Agreement.

          (b) The Issuer will not amend, modify or waive any provision of any
Transaction Document, or give any approval or consent or permission provided for therein, except in accordance with the express terms of such Transaction
Document.

          Section 614. Charter Documents. The Issuer will not amend or modify
(a) its certificate of formation or (b) Section 4.1, 8.3, 8.4, 16.1, 16.2 or
16.3 of its limited liability company agreement without (i) the prior written consent of the Requisite Global Majority, and (ii) satisfaction of the Rating
Agency Condition.

          Section 615. Capital Expenditures. The Issuer will not make any expenditure (by long term or operating lease or otherwise) for capital assets
(both realty and personalty), except for (a) acquisition of additional Managed
Containers from the Seller in accordance with the terms of the Contribution and
Sale Agreement or (b) capital improvements to the Managed Containers made in the ordinary course of its business and in accordance with the terms of the
Management Agreement.

          Section 616. Permitted Activities; Compliance with Organizational
Documents. The Issuer will not engage in any activity or enter into any transaction except for those activities that are specified in its organizational documents or that are contemplated by a Transaction Document. The Issuer will observe all organizational and managerial procedures required by its organizational documents and applicable law. The Issuer shall (i) keep complete minutes of the meetings of the managers and/or members of the Issuer and (ii)
continuously maintain the resolutions, agreements and other instruments underlying the transaction contemplated by the Transaction Documents.

                                       32

          Section 617. Investment Company Act. The Issuer will conduct its operations in a manner which will not subject it to registration as an
"investment company" under the Investment Company Act of 1940, as amended.

          Section 618. Payments of Collateral. If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such
Collateral has not been released from the Lien of this Indenture), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee's security interest and shall deposit such payment in the Trust Account as required under this Indenture.

          Section 619. Notices. The Issuer shall notify the Indenture Trustee in writing of any of the following promptly upon its learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the
Person(s) affected with respect thereto:

          (a) Default. The occurrence of an Event of Default;

          (b) Litigation. The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which reasonably will be expected to result in a Material Adverse Change;

          (c) Material Adverse Change. The occurrence of a Material Adverse
Change; or

          (d) Other Events. The occurrence of an Early Amortization Event or such other events that would, with the giving of notice or the passage of time or both, constitute an Event of Default.

          Section 620. Books and Records. The Issuer shall maintain complete and accurate books and records in which full and correct entries in conformity with
GAAP shall be made of all dealings and transactions in relation to its business and activities. In connection with each transfer of Transferred Assets to the
Issuer, the Issuer shall report, or cause to be reported, on its financial records the transfer of the Transferred Assets as a purchase or capital contribution (if applicable) under GAAP. The Issuer will ensure that any consolidated financial statements of TAL and Container Holdings note that Issuer is a bankruptcy remote special purpose subsidiary established to obtain securitized financing.

          Section 621. Subsidiaries. The Issuer shall not create any
Subsidiaries.

          Section 622. Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

          Section 623. Use of Proceeds. (a) The Issuer shall use the proceeds of the Notes only for (i) the purchase of Containers and Related Assets and (ii)
other general company purposes including the distribution of dividends, repayment of debt and paying costs relating to the issuance of the Notes and any other purposes contemplated by Section 302.

     (b) The Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of
Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Noteholder, upon its request, a statement in conformity with the requirements of Regulation U.

                                       33

          Section 624. Asset Base Certificate. The Issuer shall prepare and deliver to the Indenture Trustee on or before each Determination Date, an Asset
Base Certificate as of the end of the immediately preceding fiscal month of the
Issuer.

          Section 625. Financial Statements. The Issuer shall deliver to the
Indenture Trustee the following financial statements prepared in accordance with
GAAP (subject to the limitations set forth below): (a) the quarterly financial statements of the Issuer within sixty (60) days after the end of each fiscal quarter ending on or after December 31, 2005; (b) annual unaudited financial statements of the Issuer within one hundred and twenty (120) days after the end of each fiscal year ending on or after December 31, 2005; (c) annual audited consolidated and unaudited consolidating financial statements of Container
Holdings and its consolidated subsidiaries together with the report of its
Independent Accountants, within one hundred fifty days (150) days after the end of each fiscal year ending on or after December 31, 2005 and (d) a report addressed to the manager of the Issuer, to the effect that such firm of accountants has audited the books and records of Container Holdings, and issued its report in connection with the audit report on the consolidated financial statements of Container Holdings and specifying the results of the application of such agreed upon procedures, as the Administrative Agent shall reasonably agree from time to time, relating to the objectives specified on Exhibit D to the Management Agreement. All such financial statements shall be prepared in accordance with GAAP, subject to, in the case of unaudited financial statements, the absence of footnotes, and in the case of the quarterly financial statements, the absence of year-end adjustments. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the
Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder
(as to which the Indenture Trustee is entitled to rely exclusively on Officer's
Certificates).

          Section 626. UNIDROIT Convention. The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted.

          Section 627. Other Information. For so long as any of the Notes are
"restricted securities" within the meaning of Rule 144(a)(3) under the
Securities Act and the Issuer is not subject to Section 13 or 15(d) of the
Exchange Act, the Issuer will, provide or cause to be provided to any Noteholder and any prospective purchaser thereof designated by such a Noteholder, upon the request of such Noteholder or prospective purchaser, the information required to be provided to such Noteholder or prospective purchaser by Rule 144A(d)(4) under the Securities Act.

          Section 628. Hedging Requirement. On the Initial Closing Date and
thereafter within thirty (30) days after the end of each calendar quarter thereafter, the Issuer will enter into, and maintain for so long as any Notes or other obligations under the Transaction Documents remain unpaid, one or more
Interest Rate Hedge Agreements with respect to a minimum of seventy percent
(70%) of that portion of the Aggregate Note Principal Balance attributable to
(i) those Eligible Containers that are then subject to a Lease that has a then remaining term of more than three years and (ii) without duplication of the
Leases referred to in clause (i), those Eligible Containers that are then subject to a Finance Lease, all of which Interest Rate Hedge Agreements shall have an aggregate notional principal amount required by the formula set forth in
Exhibit F hereto and have a projected amortization schedule as set forth in such
Exhibit.

          (a) If the Issuer, or the Manager, on behalf of the Issuer, fails to comply with the Hedging Requirement, the Requisite Global Majority shall have the right, in its sole discretion and at the expense of the Issuer if necessary
(as determined in the sole discretion of the Requisite Global Majority), to direct the Indenture Trustee, to enter into or maintain one or more Interest
Rate Hedge Agreements selected by the Requisite Global Majority (in its sole discretion) on behalf of the Issuer such that, after

                                       34

giving effect to such action, the Issuer will be in compliance with the Hedging
Requirement. In the event the Requisite Global Majority determines to direct the
Indenture Trustee to enter into or maintain an Interest Rate Hedge Agreement on the Issuer's behalf, the Requisite Global Majority shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and
Manager on behalf of the Issuer with a written direction to deposit in the Trust
Account certain amounts to reimburse the Requisite Global Majority or a third party for the costs of such Interest Rate Hedge Agreement.

          (b) If at any time while the Notes are Outstanding an Interest Rate
Hedge Counterparty ceases to be an Eligible Interest Rate Hedge Counterparty, the Issuer shall within sixty (60) days after it obtains knowledge of such event, either (i) replace the non-conforming Interest Rate Hedge Counterparty with an Eligible Interest Rate Hedge Counterparty or (ii) require the non-conforming Interest Rate Hedge Counterparty to deliver a letter of credit or provide alternative credit support in order to support its obligations under the
Interest Rate Hedge Agreement, as Issuer and such non-conforming Interest Rate
Hedge Counterparty may agree, subject to the consent of the Requisite Global
Majority and the prior written confirmation that the Rating Agency Condition has been satisfied.

          (c) All payments received from all such Interest Rate Hedge Agreements shall be deposited directly into the Trust Account.

          Section 629. Ownership of Issuer. At all times after the Initial
Closing Date, all of the issued and outstanding membership interests in the
Issuer shall be owned by TAL.

          Section 630. Officer and Director Insurance. The Issuer shall maintain, or cause to be maintained, directors' and officers' insurance in an amount equal to a minimum of least Thirty Million Dollars ($30,000,000) per occurrence and with deductibles per occurrence not to exceed One Million Dollars
($1,000,000), which insurance policy or policies shall include a provision specifying that the Indenture Trustee shall receive not less than thirty (30)
days prior notice of the termination or non-renewal of such policy.

          Section 631. Tax Election of the Issuer. The Issuer will not elect or agree to elect to be treated as an association taxable as a corporation for
United States federal income tax or any State income or franchise tax purposes.

                                       35

                                   ARTICLE VII

                       DISCHARGE OF INDENTURE; PREPAYMENTS

          Section 701. Full Discharge. Upon payment in full of all Outstanding
Obligations, the Indenture Trustee shall execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created with respect to each Series, and to release the Issuer from its covenants contained in this
Indenture and the related Supplement with respect to each such Series. In connection with the satisfaction and discharge of this Indenture, the Indenture
Trustee shall be provided with, and shall be entitled to conclusively rely upon, an Opinion of Counsel stating that all conditions precedent specified in the
Indenture to such satisfaction and discharge have been satisfied.

          Section 702. Prepayment of Notes.

          (a) Mandatory Prepayments. Unless otherwise specified in a Supplement, the Issuer shall be required to prepay the then unpaid principal balance of all, or a portion of, one or more Series of Notes then Outstanding if, on any Payment
Date, an Asset Base Deficiency exists, and has not otherwise been cured by such date through the acquisition of additional Eligible Containers or otherwise.
Such Prepayment (a "Supplemental Principal Payment") shall be in the amount of such Asset Base Deficiency and shall be paid in accordance with the priority of payments set forth in Section 302 hereof. The calculations referred to herein shall be evidenced by the Asset Base Certificate received by the Indenture
Trustee on any Determination Date. On each Payment Date, any Supplemental
Principal Payment Amount then due and owing, shall be applied first to each
Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of all Warehouse Notes have been paid in full, and then to all Series of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Series of Term Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the Warehouse Notes in an amount equal to the Asset
Base Deficiency on such Payment Date, then the amount of any Supplemental
Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Notes then Outstanding (including the Term Notes)
on a pro rata basis, in proportion to the then unpaid principal balance of such
Notes.

          (b) Voluntary Prepayments. So long as no Early Amortization Event is then continuing, the Issuer may, from time to time, make an optional Prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of
Notes to be prepaid. If an Early Amortization Event is then continuing, all optional Prepayments made in accordance with the provisions of this Section
702(b) shall be applied in accordance with the applicable provisions of Section
302 hereof. The Issuer shall promptly confirm any telephonic notice of prepayment in writing. Any optional Prepayment of principal made by the Issuer pursuant to this Section 702(b) shall also include accrued interest to the date of the prepayment on the amount being prepaid. Any optional Prepayment made pursuant to the provisions of this Section 702(b) shall be accomplished by a deposit of funds directly into the Trust Account and, unless otherwise specified in the Supplement for any Series of Notes then Outstanding, may be applied by the Issuer to reduce the unpaid principal balance of one or more Series of Notes then Outstanding, such Series to be selected in the sole discretion of the
Issuer. Notice of any voluntary prepayment of a Series of Term Notes to be made by the Issuer pursuant to the provisions of this Section 702(b) shall be given by the Issuer to the Indenture Trustee and, if applicable, the Noteholders of the Series of Notes to be prepaid, not later than the third (3rd) Business Day
(or such longer period of time as specified in the related Supplement for a
Series), prior to the date of such prepayment and not earlier than the Payment
Date immediately preceding the date of such Prepayment.

                                       36

          (c) Adjustment of Prospective Minimum Principal Payment Amounts and
Scheduled Principal Payment Amounts. In the event that the Issuer makes a prepayment of less than all of the aggregate unpaid principal balance of any
Series of Term Notes in accordance with the provisions of Section 702(a) or
Section 702(b), then the Issuer shall promptly (but in any event within five (5)
Business Days after the date on which such Prepayment is made) thereafter recalculate (subject to verification by the Administrative Agent) the Minimum
Principal Payment Amount and Scheduled Principal Payment Amount for each future
Payment Date such that, after giving effect to such adjustment, the Minimum
Principal Payment Amounts and Scheduled Principal Payment Amounts for all
subsequent Payment Dates for each Series of Term Notes shall be reduced by an amount equal to the quotient of (i) the aggregate amount of the prepayment actually received by the Noteholders of such Series divided by (ii) the number of remaining Payment Dates to and including, (A) the Legal Final Maturity Date
(with respect to the Minimum Principal Payment Amount) or (B) the Expected Final
Maturity Date (with respect to the Scheduled Principal Payment Amount), for such
Series of Notes.

          Section 703. Unclaimed Funds. In the event that any amount due to any
Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof)
and no additional interest shall accrue on the related Note subsequent to the date on which such funds were first available for distribution to such
Noteholder. Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two (2) years after the date of the publication described in the second preceding sentence, (ii) the date all other Noteholders of such Series shall have received full payment of all principal, interest, premium, if any, and other sums payable to them on such Notes or the Indenture
Trustee shall hold (and shall have notified the Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related
Supplement with respect to such Series of Notes. Thereafter, any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on written demand;
and thereupon each of the Indenture Trustee and the Issuer shall be released from all further liability with respect to such monies, and thereafter the
Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof; provided, that if such money or any portion thereof that would be paid to the Issuer had been previously deposited by the
Series Enhancer of such Series with the Indenture Trustee for the payment of principal or interest on the Notes of such Series, to the extent any amounts are owing to such Series Enhancer, such amounts shall be paid promptly to such
Series Enhancer.

                                       37

                                  ARTICLE VIII

                         DEFAULT PROVISIONS AND REMEDIES

          Section 801. Event of Default. "Event of Default", wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any
Governmental Authority):

          (1)  the occurrence of the events set forth in clause (A) or clause
               (B) at the times set forth herein;

               (A) default in (x) the payment on any Payment Date of any
               interest payment then due and payable on any Series of Notes and the continuation of such default for more than five (5) Business
               Days, or (y) the payment on the Legal Final Maturity Date of any
               Series of Notes of the then unpaid principal balance of such
               Series of Notes;

               (B) default in the payment of (x) any Indenture Trustee's Fees then due and payable, (y) a Premium or other amounts due and owing to any Series Enhancer or (z) other amounts not dealt with in clause (A) above owing to the Noteholders of any Series, and the continuation of such default for more than fifteen (15)
               Business Days after the same shall have become due and payable in accordance with the terms of such Notes, this Indenture and the related Supplement;

          (2)  default in the observation or performance of any covenant of the
               Issuer set forth in Sections 608, 612, 621 or 630 hereof which breach materially and adversely affects the interest of any
               Noteholder or Series Enhancer (if such Series Enhancer is then the Control Party for a Series of Outstanding Notes);

          (3)  default in the observation or performance of any covenant of the
               Issuer set forth in Sections 606, 607, 609, 610, 611, 613, 616 or
               622 hereof which breach materially and adversely affects the interest of any Noteholder or Series Enhancer (if such Series
               Enhancer is then the Control Party for a Series of Outstanding
               Notes), and, if curable, continues unremedied for twenty (20)
               days after the date on which there has been given to the Issuer, by the Indenture Trustee, any Series Enhancer or any Noteholder,
               a written notice specifying such default or breach and requiring it to be remedied;

          (4)  default in the observation or performance of any covenant of the
               Issuer set forth in Sections 602, 614, 615, 619 or 623(b) hereof which breach materially and adversely affects the interest of any
               Noteholder or Series Enhancer (if such Series Enhancer is then the Control Party for a Series of Outstanding Notes), and, if
               curable, continues for thirty (30) days after the date on which there has been given to the Issuer, by the Indenture Trustee, any
               Series Enhancer or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied;

          (5)  default in the performance, or breach, in any material respect, of (a) any covenant of the Issuer in this Indenture or any other
               Transaction Document (other than a covenant or agreement a breach of which or default in the performance of which

                                       38

               is specifically dealt with elsewhere in this Section 801) which materially and adversely affects the interest of any Noteholder or any Series Enhancer (if such Series Enhancer is then the
               Control Party for a Series of Outstanding Notes) and which, if curable, continues for sixty (60) days after the date on which there has been given to the Issuer, by the Indenture Trustee, or to the Issuer or the Seller and the Indenture Trustee by any
               Series Enhancer or any Noteholders, a written notice specifying such default or breach and requiring it to be remedied, provided, however, that if the Issuer is diligently attempting to effect such cure at the end of such sixty (60) day period, the Issuer shall be entitled to an additional sixty (60) day period in which to complete such cure; or (b) any representation or warranty of the Issuer made in any other Transaction Documents or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith with respect to or affecting any
               Outstanding Notes shall prove to be inaccurate in any respect which materially and adversely affects the interests of any
               Noteholder or any Series Enhancer (if such Series Enhancer is then the Control Party for a Series of Outstanding Notes) as of
               the time when the same shall have been made, and such inaccuracy, if curable, continues for sixty (60) days after the date on which there has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by any Series Enhancer or
               any Noteholders, a written notice specifying such inaccuracy and requiring it to be remedied, provided, however, that if such inaccuracy is capable of cure and the Issuer is diligently attempting to effect such cure at the end of such sixty (60) day period, the Issuer shall be entitled to an additional sixty (60)
               day period in which to complete such cure;

          (6)  the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

          (7)  the commencement by the Issuer of a voluntary case under any applicable Insolvency Law, or other similar law or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the
               Issuer, or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action;

          (8)  as of any date of determination, the Aggregate Note Principal
               Balance shall exceed the sum of (A) the product of (i) one hundred percent (100%) and (ii) the Aggregate Net Book Value, plus (B) the product of (i) one hundred percent (100%) and (ii)
               the then current balance on deposit in the Restricted Cash
               Account, plus (C) one hundred percent (100%) of the unpaid balance of any receivables resulting from the sale or other disposition of one or more Eligible Containers that were either owned by the Issuer or subject to a Finance Lease for which the
               Issuer is the lessor, so long as such receivables are not then outstanding for more than ninety (90) days (measured from the issue date of such receivables);

                                       39

          (9)  the occurrence of a contribution failure with respect to a Plan maintained by Issuer or an ERISA Affiliate of the Issuer, which contribution failure is sufficient to give rise to a lien under
               Section 302(f) of ERISA; or

          (10) the Indenture Trustee shall fail to have a first priority perfected security interest under the laws of the United States in any material portion of the Collateral (other than as a result of a Permitted Encumbrance) and such condition continues for fifteen (15) days without being cured or waived by each Control
               Party unless such failure is due to any act or omission of the
               Indenture Trustee or the Noteholders;

          (11) the Issuer is required to register as an investment company under the Investment Company Act of 1940, as amended;

          (12) the rendering against the Issuer of a final judgment, decree or order for the payment of money in excess of One Million Dollars
               ($1,000,000), (to the extent not paid when due or covered by a reputable and solvent insurance company, with any portion of such judgment, decree or order not so paid or not so covered, as applicable, to be included in the determination of the dollar amount specified in this clause (12)) which judgment, decree or order results in a claim that would entitle the claimholder to petition for the involuntary bankruptcy of the Issuer under the
               Bankruptcy Code, and the continuance of such judgment, decree or order for a period of 60 consecutive days; or

          (13) all of the following shall have occurred: (A) a Manager Default shall have occurred and be continuing, (B) the Requisite Global
               Majority shall have delivered the Manager Termination Notice to the Manager in accordance with the terms of the Management
               Agreement and (C) a replacement Manager has not assumed the duties of the terminated Manager within the earlier of (i) ninety
               (90) days, if on such 90th day or any day thereafter there exists an Asset Base Deficiency, or (ii) one hundred twenty (120) days at all times not covered by clause (i); in each case measured from the date of such Manager Termination Notice.

          The occurrence of an Event of Default with respect to one Series of
Notes, except to the extent waived by the related Control Party for such Series of Notes, shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such Series of Notes shall specifically provide to the contrary.

          Section 802. Acceleration of Stated Maturity; Rescission and
Annulment. (a) Upon the occurrence of an Event of Default of the type described in paragraph (6) or (7) of Section 801, the unpaid principal balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders, each Series Enhancer and each Interest Rate
Hedge Counterparty, shall become immediately due and payable without further action by any Person. Except as set forth in the immediately preceding sentence, if an Event of Default under Section 801 occurs and is continuing, then and in every such case the Indenture Trustee shall at the direction of the Requisite
Global Majority declare the principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by the Requisite Global
Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

                                       40

          (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Requisite
Global Majority, in its sole discretion, by written notice to the Issuer and the
Indenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                    (A) all of the installments of interest and, if the Legal
               Final Maturity Date has occurred with respect to any Series, principal of all Notes of such Series, in each case to the extent such amounts were overdue prior to the date of such acceleration;

                    (B) to the extent that payment of such interest is lawful, interest at the Default Rate on the amounts set forth in clause
               (A) above;

                    (C) all unpaid Indenture Trustee's Fees and sums paid or
               advanced by the Indenture Trustee hereunder or by the Manager and the reasonable and documented compensation, out-of-pocket
               expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the
               enforcement of this Indenture;

                    (D) all amounts due to each Series Enhancer; and

                    (E) all scheduled payments due under any Interest Rate Hedge
               Agreement, together with interest thereon in accordance with the terms thereof; and

               (ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
          Section 813 hereof.

     No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

          Section 803. Collection of Indebtedness. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the
Noteholders of all Series then Outstanding, all Interest Rate Hedge
Counterparties and all Series Enhancers, an amount equal to the whole amount then due and payable on all Series of Notes for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Default Rate payable with respect to each such Note and, in addition thereto, such further amount as shall be sufficient to cover all other
Outstanding Obligations, the costs and out-of-pocket expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Indenture Trustee and the Requisite Global Majority, their respective agents and counsel incurred in connection with the enforcement of this Indenture.

          Section 804. Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each Noteholder, each Eligible Interest Rate Hedge Counterparty, the Administrative Agent, each Series Enhancer and the applicable Rating

                                       41

Agencies, if any, of such Event of Default. So long as an Event of Default is continuing, the Indenture Trustee shall if instructed by the Requisite Global
Majority:

               (i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series under this Indenture or the related
          Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

               (ii) subject to the quiet enjoyment rights of any lessee of a
          Managed Container, sell (including any sale made in accordance with
          Section 816 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

               (iii) institute any Proceedings from time to time for the
          complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

               (iv) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

               (v) exercise any remedies of a secured party under the Uniform
          Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture
          Trustee or the Noteholders hereunder; and

               (vi) appoint a receiver or a manager over the Issuer or its assets.

          Section 805. Indenture Trustee May Enforce Claims Without Possession
of Notes.

          (a) In all Proceedings brought by the Indenture Trustee (and also any
Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

          (b) All rights of action and claims under this Indenture, the related
Supplement or any of the Notes may be prosecuted and enforced by the Indenture
Trustee without the possession of such Notes or the production thereof in any
Proceeding relating thereto, and any such Proceeding instituted by the Indenture
Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders of the Notes, subject to the subordination of payments among Classes of a particular Series as set forth in the related
Supplement for such Series.

          Section 806. Allocation of Money Collected. If the Notes of all Series
have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes and the obligations secured hereby shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee by wire transfer of immediately available funds:

                                       42

          (1)  To the Indenture Trustee, all the Indenture Trustee's Fees then due and payable for all Series then Outstanding subject to the per annum dollar limitation in Section 905, plus any costs incurred by the Indenture Trustee in enforcing any of the rights of the Indenture Trustee or the Noteholders hereunder or under any of the other Transaction Documents;

          (2)  To the Administrative Agent, the Administrative Agent Fees then due and payable;

          (3)  To the Manager, an amount equal to the sum of: (i) the Management
               Fee then due and payable, (ii) the amount of any Management Fee
               Arrearage, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the
               Manager in accordance with the terms of the Transaction
               Documents;

          (4)  To the Manager, the reimbursement for any Manager Advances;

          (5)  To the Persons entitled thereto: (i) auditing, accounting and related fees then due and payable which are classified as an
               Issuer Expense, and (ii) any other Issuer Expenses, so long as the aggregate amount paid pursuant to this clause (5)(ii) in any calendar year would not exceed five hundred thousand Dollars
               ($500,000);

          (6)  To each Series Enhancer, on a pro rata basis, based on the amount of Premiums then due and payable, the amount of any Premium then due and payable pursuant to the terms of each applicable
               Enhancement Agreement;

          (7)  To each of the following on a pro rata basis: (i) to each Series
               Account for each Series of Notes then Outstanding, an amount equal to the Priority Payments for each such Series and (ii) to each Interest Rate Hedge Counterparty, the amount of any
               scheduled payments (but excluding termination payments then due and payable pursuant to the terms of any Interest Rate Hedge
               Agreement then in effect. If sufficient funds do not exist to pay in full all such Priority Payments, such amounts shall be
               allocated among all Series of Notes in the same proportion as the ratio of (x) the Priority Payments of a particular Series of
               Notes then Outstanding on such Payment Date to (y) the sum of the
               Priority Payments for all Series of Notes then Outstanding at such Payment Date;

          (8)  To pay each of the amounts set forth in clause (i) and (ii) on a pro rata and a pari passu basis (based on amounts then due): (i)
               to each Series Account, the then unpaid principal balance of the related Notes (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs) (including
               Reimbursement Amounts payable in respect thereof to the Series
               Enhancer), and (ii) to each Interest Rate Hedge Counterparty, the remaining amounts then due and payable under the related Interest
               Rate Hedge Agreement, until such amounts are paid in full; or

          (9)  To each of the following on a pro rata basis: to the Series
               Account for each Series of Notes then Outstanding, an amount equal to all other amounts then due and payable to the
               Noteholders of such Series and the related Series Enhancer, if any, including, without limitation, Default Interest, increased costs, taxes and indemnity payments identified in the related
               Supplement; and (ii) to each Interest Rate Hedge Counterparty, on a pro rata basis, the amount of any other unpaid

                                       43

               amounts owing by the Issuer (including termination payments) then due and payable pursuant to the terms of any Interest Rate Hedge
               Agreement then in effect;

          (10) To each Interest Rate Hedge Counterparty, on a pro rata basis, all remaining amounts then due and owing (after giving effect to the amounts paid pursuant to clauses (7) and (8) above);

          (11) To the Indenture Trustee, any Indenture Trustee's Fees then due and payable, after giving effect to the payment made pursuant to clause (1) above but not subject to the per annum dollar
               limitation in Section 905;

          (12) To the Issuer, the amount of any indemnity payment owing by it pursuant to the terms of the Transaction Documents;

          (13) To the Manager, the amount of any indemnity payment owing by it pursuant to the terms of the Transaction Documents; and

          (14) To the Issuer, any remaining monies which may, any provision in the Transaction Documents to the contrary notwithstanding, be used by the Issuer for any purpose, including, without
               limitation, general corporate purposes, the distribution of dividends, repayment of debt, paying fees and expenses or any other purpose in the sole discretion of the Issuer.

          Section 807. Limitation on Suits. Except to the extent provided in
Section 808 hereof, no Noteholder shall have the right to institute any
Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Noteholder has previously given written notice to the
          Indenture Trustee of a continuing Event of Default;

               (ii) the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Noteholder or Noteholders have offered to the
          Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Indenture Trustee has, for thirty (30) days after its receipt by a Corporate Trust Officer of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by the Requisite Global Majority;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other
Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

                                       44

          Section 808. Unconditional Right of Noteholders to Receive Principal,
Interest and Commitment Fees. Notwithstanding any other provision of this
Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of, interest on and commitment fees in respect of such Note as such principal, interest and commitment fees become due and payable in accordance with the provisions of this
Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Noteholder.

          Section 809. Restoration of Rights and Remedies. If the Indenture
Trustee, any Series Enhancer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, such Series Enhancer or to such
Noteholder, then and in every such case, subject to any determination in such
Proceeding, the Issuer, the Indenture Trustee, such Series Enhancer and the
Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture
Trustee, such Series Enhancer and the Noteholders shall continue as though no such Proceeding had been instituted.

          Section 810. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee, any Series Enhancer, any
Interest Rate Hedge Counterparty or to the Noteholders pursuant to this
Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 811. Delay or Omission Not Waiver. No delay or omission of the
Indenture Trustee, of any Series Enhancer, of any Interest Rate Hedge
Counterparty or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, any Interest
Rate Hedge Counterparty, any Series Enhancer or to the Noteholders may be
exercised from time to time, and as often as may be deemed expedient, by the
Indenture Trustee, by any Series Enhancer, by any Interest Rate Hedge
Counterparty or by the Noteholders, as the case may be.

          Section 812. Control by Requisite Global Majority.

          (a) Upon the occurrence of an Event of Default, the Requisite Global
Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

          (b) Notwithstanding the grant of a security interest to secure the
Outstanding Obligations owing to the Indenture Trustee, for the benefit the
Noteholders, each Series Enhancer and each Interest Rate Hedge Counterparty, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including these set forth in Section 804 hereof) shall be vested solely in the Requisite Global Majority and, by accepting the benefits of this
Indenture, each Noteholder and Interest Rate Hedge Counterparty acknowledges such statement; provided, however, that nothing contained in this paragraph shall constitute a modification of Section 808, Section 813(b) or Section 816(d)
hereof.

                                       45

          Section 813. Waiver of Past Defaults. (a) The Requisite Global
Majority may, on behalf of all Noteholders of all Series, waive any past Event of Default and its consequences, except an Event of Default:

               (i) in the payment of (x) the principal balance of any Note on the Legal Final Maturity Date of such Note, (y) interest on any Note of any Series on any Payment Date, or (z) commitment fees in respect of any Note of any Series on any Payment Date, all of which defaults can be waived solely by the affected Noteholders; or

               (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all of the Noteholders affected thereby pursuant to Section 1002 of this Indenture.

          (b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to (i) any subsequent or other Event of Default or impair any right consequent thereon or (ii) affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

          Section 814. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the
Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant;
provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any
Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) of the aggregate principal balance of the Notes of all Series then
Outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Legal
Final Maturity Date of such Note.

          Section 815. Waiver of Stay or Extension Laws. The Issuer covenants
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this
Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 816. Sale of Collateral.

          (a) The power to effect any sale (a "Sale") of any portion of the
Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all
Outstanding Obligations shall have been paid in full. The Indenture Trustee at the direction of the Requisite Global Majority may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

          (b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this

                                       46

Indenture: (i) the Indenture Trustee, at the written direction of the Requisite
Global Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

          (c) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture
Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the
Issuer to transfer and convey its interest (subject to lessees' rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

          (d) The Indenture Trustee acknowledges that its right to sell, transfer or otherwise convey any Interest Rate Hedge Agreement or any transaction outstanding thereunder, or to exercise foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Hedge Agreement.

          Section 817. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the
Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any
Series Enhancer, any Interest Rate Hedge Counterparty or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the
Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                                       47

                                   ARTICLE IX

                        CONCERNING THE INDENTURE TRUSTEE

          Section 901. Duties of the Indenture Trustee. The Indenture Trustee,
prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any
Supplement and no implied duties shall be inferred against it. If an Event of
Default has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplements, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this
Indenture and any applicable Supplement; provided, however, that the Indenture
Trustee shall not be responsible for the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this
Indenture and any applicable Supplement.

          No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements. The Indenture
     Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any
     Supplements, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements (and is entitled to rely on the accuracy of any mathematical calculation or other facts stated
     therein);

          (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust
     Officers of the Indenture Trustee, unless it shall be proved that the
     Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

          No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of

                                       48

such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity of each Series Enhancer
(so long as its claims paying ability is rated "AAA" or "Aaa", as applicable)
upon such terms as may be reasonably acceptable to the Indenture Trustee being deemed satisfactory for such purpose).

          Whether or not therein expressly so provided, every provision of this
Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this
Section 901.

          Section 902. Certain Matters Affecting the Indenture Trustee. Except
as otherwise provided in Section 901 hereof:

          (i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Issuer or the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document
     (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Indenture Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance therewith;

          (iii) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority, pursuant to the provisions of this Indenture, unless the Indenture Trustee shall have security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby
     (the unsecured indemnity of each Series Enhancer (so long as its claims paying ability is rated "AAA" or "Aaa", as applicable) being deemed satisfactory for such purpose);

          (iv) The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (v) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority; provided, however, that the Indenture
     Trustee may require reasonable security or indemnity satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity of each Series Enhancer (so long as its claims paying ability is rated "AAA"
     or "Aaa", as applicable) upon such terms as may be reasonably acceptable to the Indenture Trustee being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

          (vi) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

                                       49

          (vii) The Indenture Trustee shall not be charged with knowledge of any
     Default, Event of Default or Early Amortization Event unless either a
     Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or written notice of such shall have been actually received by a
     Responsible Officer of the Indenture Trustee; and

          (viii) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture
     Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act on behalf of the Indenture Trustee hereunder.

          The provisions of this Section 902 shall be applicable to the
Indenture Trustee in its capacity as the Note Registrar under this Indenture.

          Section 903. Indenture Trustee Not Liable. (a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The
Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any related document; provided that this sentence shall not limit the representations and warranties made by the Indenture Trustee in Section 911. The Indenture Trustee
shall not be accountable for the use or application by the Issuer of the proceeds of any Series or Class of Notes, or for the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral.

          (b) The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Collateral the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the
Seller or the Manager with any covenant or the breach by the Seller or the
Manager of any warranty or representation made hereunder, in any Supplement or in any related document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Restricted Cash Account or any
Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Seller or the Manager taken in the name of the Indenture
Trustee.

          (c) Except as expressly provided herein or in any Supplement, the
Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture
Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Manager under or pursuant to any
Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

          Section 904. Indenture Trustee May Own Notes. Subject to compliance with subsection (a)(4)(i) of Rule 3a-7 under the Investment Company Act of 1940, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the
Indenture Trustee.

          Section 905. Indenture Trustee's Fees and Expenses. The fees, expenses, disbursements and advances of the Indenture Trustee shall be paid only by the Issuer in accordance with Section 302 or 806 hereof. The Issuer shall indemnify the Indenture Trustee (and any predecessor Indenture Trustee) and each of its officers, directors and employees for, and hold them harmless against,

                                       50

any loss, liability, damage claim or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (together with the fees, expenses, disbursements and advances of the Indenture Trustee, "Indenture Trustee Fees"); provided however, that the Indenture Trustee's Fees payable pursuant to clauses (c)(I)(1)
and (c)(II)(1) in Section 302 or Section 806 hereof shall not exceed One Hundred
Thousand Dollars ($100,000) per annum.

          The obligations of the Issuer under this Section 905 to compensate the
Indenture Trustee, and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

          When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(4) or Section
801(5), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

          Section 906. Eligibility Requirements for the Indenture Trustee. The
Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United
States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $50,000,000, (ii) be subject to supervision or examination by Federal or state authority, (iii) have (A) in the case of U.S. Bank National Association, a long-term unsecured debt rating of "A" or better by Moody's and S&P or (B) in all other instances, a long-term unsecured senior debt rating of "A-2" or better by Moody's and a long-term unsecured senior debt rating of "A" or better by S&P and short-term unsecured senior debt rating of "P-1" or better by Moody's and a short-term unsecured senior debt rating of "A-2" or better by S&P; provided that with respect to a successor Indenture Trustee, clauses (i), (ii) and (iii) shall not apply if, as of the date on which the successor Indenture Trustee is appointed, such successor Indenture Trustee is acceptable to the Requisite
Global Majority and each Interest Rate Hedge Counterparty. The Indenture Trustee shall at all times satisfy the requirements of subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act of 1940. If the Indenture Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this
Section 906, the combined capital and surplus of the Indenture Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 907 hereof.

          Section 907. Resignation and Removal of the Indenture Trustee. The
Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, the
Administrative Agent, each Series Enhancer and the Noteholders. Upon receiving such notice of resignation, the Issuer, at the direction and subject to the consent of the Requisite Global Majority, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, each Eligible Interest Rate
Hedge Counterparty, the Administrative Agent, each Series Enhancer, and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the Requisite Global Majority may appoint a successor Indenture Trustee or, if it does not do so within thirty
(30) days after the end of such thirty (30) day period, the resigning Indenture
Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

                                       51

          If at any time (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, at the direction of the Requisite
Global Majority, or (ii) if at any time the Indenture Trustee shall become incapable of acting, or (iii) shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee, or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iv) the Indenture Trustee shall have defaulted in the performance of its duties under this Indenture which default materially and adversely affects the interest of any Noteholder or Series Enhancer (if such
Series Enhancer is then the Control Party for a Series of Outstanding Notes)
and, if curable, continues unremedied for thirty (30) days after the date on which there has been given to the Indenture Trustee by the Issuer, any Series
Enhancer or any Noteholder, a written notice specifying such default or breach and requiring it to be remedied, then the Issuer, at the direction of the
Requisite Global Majority, shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

          Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Indenture
Trustee as provided in Section 908 hereof.

          Section 908. Successor Indenture Trustee. Any successor Indenture
Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor
Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Indenture
Trustee herein. The predecessor Indenture Trustee shall upon payment of all charges due it, its agents and counsel deliver to the successor Indenture
Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, the Restricted Cash
Account and any Series Accounts. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor
Indenture Trustee all such rights, powers, duties and obligations.

          No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture
Trustee shall be eligible under the provisions of Section 906 hereof.

          Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such
Indenture Trustee hereunder to all Noteholders at their addresses as shown in the Note Register and to each Interest Rate Hedge Counterparty. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

          Section 909. Merger or Consolidation of the Indenture Trustee. Any
Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such Person shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                       52

          Section 910. Separate Indenture Trustees, Co-Indenture Trustees and
Custodians. If the Indenture Trustee is not capable of acting outside the United
States or exercising trust powers within the United States, it shall have the power from time to time to appoint (subject to satisfaction of the Rating Agency
Condition, or, if no Series of Notes then has an outstanding rating, subject to the approval of the Administrative Agent) one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders, each Interest Rate Hedge
Counterparty and each Series Enhancer and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

          Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the
          Indenture Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Indenture Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

               (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

               (iv) the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

          Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this
Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee, each Interest Rate Hedge
Counterparty and each Series Enhancer.

                                       53

          Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

          No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under
Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

          The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee's obligations hereunder.

          Section 911. Representations and Warranties. The Indenture Trustee
hereby represents and warrants as of the Closing Date of each Series that:

          (a) Organization and Good Standing. The Indenture Trustee is a
national association duly organized, validly existing and in good standing under the laws of the United States of America, and has the power to own its assets and to transact the business in which it is presently engaged;

          (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

          (c) Binding Obligations. Each of this Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

          (d) No Violation. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

          (e) No Proceedings. There are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the
Indenture Trustee without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental
Authority (A) asserting the invalidity of this Indenture or the Notes, (B)
seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the
Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

          (f) Approvals. Neither the execution or delivery by the Indenture
Trustee of this Indenture nor the consummation of the transactions by the
Indenture Trustee contemplated hereby

                                       54

requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental
Authority under any existing federal or State law governing the banking or trust powers of the Indenture Trustee.

          Section 912. Indenture Trustee Offices. The Indenture Trustee shall maintain in the State of New York an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office currently is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, and shall promptly notify the Issuer, the Manager, each Interest Rate Hedge
Counterparty and the Noteholders of any change of such location.

          Section 913. Notice of Event of Default. If a Responsible Officer of
the Indenture Trustee shall have actual knowledge that an Event of Default with respect to any Series shall have occurred and be continuing, the Indenture
Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to each Noteholder, the Administrative Agent, any Rating
Agency, the Interest Rate Hedge Counterparty and the Series Enhancer of such
Series. For all purposes of this Indenture, in the absence of actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default unless notified in writing thereof by the Issuer, the Seller, the Manager, any Series Enhancer,
the Administrative Agent or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

          Section 914. Notices. The Indenture Trustee shall make reasonable efforts to forward, to the Deal Agents, within five (5) Business Days of receipt thereof, copies of all notices, reports and other written communications that it delivers or receives, at the address for notices provided in the Transaction
Documents, pursuant to the terms of the Transaction Documents.

                                       55

                                   ARTICLE X

                             SUPPLEMENTAL INDENTURES

          Section 1001. Supplemental Indentures Not Creating a New Series
Without Consent of Noteholders. (a) Without the consent of any Noteholder and based on an Officer's Certificate of the Issuer to the effect that such
Supplement is for one of the purposes set forth in clauses (i) through (vii)
below, the Issuer and the Indenture Trustee, at any time and from time to time, may, with the consent of each affected Interest Rate Hedge Counterparty
(provided that the consent of an Interest Rate Hedge Counterparty shall be required only if such proposed amendment would materially and adversely affect the rights, duties or immunities of such Interest Rate Hedge Counterparty under this Indenture or otherwise), enter into one or more Supplements to this
Indenture for any of the following purposes:

               (i) to add to the covenants of the Issuer in this Indenture for the benefit of the Noteholders of all Series of Notes then Outstanding or of any Series Enhancer, or to surrender any right or power conferred upon the Issuer in this Indenture;

               (ii) to cure any ambiguity, to correct or supplement any
          provision in this Indenture that may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

               (iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

               (iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

               (v) to convey, transfer, assign, mortgage or pledge any
          additional property to or with the Indenture Trustee;

               (vi) to evidence the succession of the Indenture Trustee pursuant to Article IX; or

               (vii) to add any additional Events of Default or Early
          Amortization Events.

Prior to the execution of any Supplement issued pursuant to this Section 1001, the Issuer shall provide written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.

          (b) Promptly after the execution by the Issuer and the Indenture
Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of all Series of Notes then Outstanding, each Rating
Agency, the Administrative Agent, each Interest Rate Hedge Counterparty and
Series Enhancer related to such Series, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such
Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

          Section 1002. Supplemental Indentures Not Creating a New Series with
Consent of Noteholders.

                                       56

          (a) If Section 1001 does not apply to a Supplement, then with the consent of the Requisite Global Majority and each Interest Rate Hedge
Counterparty (provided that, in the case of each Interest Rate Hedge
Counterparty, the consent of such Interest Rate Hedge Counterparty shall be required only if such proposed amendments would materially and adversely affect the Interest Rate Hedge Counterparty's rights, duties or immunities under this
Indenture or otherwise), the Issuer and the Indenture Trustee may enter into a
Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such Supplement shall, without the consent of the Noteholder of each Note adversely affected thereby and the Series Enhancer adversely affected thereby:

               (i) reduce the principal amount of any Note, the rate of interest thereon, amend the priority of any such payments (other than to increase the priority thereof) required pursuant to this Indenture or any Supplement in a manner adverse to the Noteholder, or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date thereof;

               (ii) reduce the percentage of Outstanding Notes or Existing
          Commitments required for (a) the consent of any Supplement to this
          Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or
          (c) the consent required to waive any payment default on the Notes;

               (iii) modify any provision of this Indenture or any Supplement which specifies that such provision cannot be modified or waived without the consent of the Noteholder affected thereby;

               (iv) in a manner adverse to such Noteholder, modify or alter the definition of the terms "Outstanding," "Requisite Global Majority",
          "Asset Base", "Existing Commitment", "Initial Commitment", "Advance
          Rate", "Aggregate Net Book Value" in this Indenture or any of the terms used in or necessary to interpret such terms;

               (v) impair or adversely affect the Collateral in any material respect as a whole, except as otherwise permitted herein;

               (vi) modify or alter Section 702(a) of this Indenture; or

               (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the
          Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive in any material respect the
          Noteholder of the security afforded by the Lien of this Indenture, except as otherwise permitted in this Indenture.

Prior to the execution of any Supplement pursuant to this Section 1002, the
Issuer shall provide a written notice to each Rating Agency, the Administrative
Agent and each Interest Rate Hedge Counterparty setting forth in general terms the substance of any such Supplement.

          (b) Promptly after the execution by the Issuer and the Indenture
Trustee of any Supplement pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of the Notes, each Rating Agency, the Administrative
Agent, each Interest Rate Hedge Counterparty and each Series

                                       57

Enhancer related to such Series, a copy of the text of such Supplement. Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

          Section 1003. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, a Supplement permitted by this
Article or the modification thereby of the trusts created by this Indenture, the
Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that all conditions precedent specified in this Indenture for the execution of such Supplement have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 1004. Effect of Supplemental Indentures. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 1005. Reference in Notes to Supplemental Indentures. Notes
authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such
Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

          Section 1006. Issuance of Series of Notes. (a) The Issuer may from time to time direct the Indenture Trustee in writing to execute and authenticate one or more Series of Notes (each, a "Series").

          (b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the
Principal Terms of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of the Requisite Global Majority, may amend this Indenture as applicable to such other Series, in accordance with Section 1002 hereof. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such
Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

               (i) on or before the Series Issuance Date, the Issuer shall have given the Indenture Trustee, the Manager, the Administrative Agent,
          each Rating Agency (and, if such Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior
          Series), each Interest Rate Hedge Counterparty and each Series
          Enhancer entitled thereto pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

               (ii) the Issuer shall have delivered to the Indenture Trustee the related Supplement executed by the Issuer;

               (iii) the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto and each Series Enhancer under such Enhancement Agreement shall have acknowledged in writing the terms of the Administration
          Agreement;

                                       58

               (iv) the Rating Agency Condition, if applicable, shall have been satisfied with respect to the Series;

               (v) the Issuer shall have delivered to the Indenture Trustee, each Rating Agency, each Interest Rate Hedge Counterparty, each Series
          Enhancer and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

               (vi) the Issuer shall have delivered to the Indenture Trustee an
          Officer's Certificate stating that no Early Amortization Event or
          Event of Default has occurred and is then continuing (or would result from the issuance of such additional Series) and that the issuance of such additional Series would not result in an Early Amortization Event or Event of Default;

               (vii) such other conditions as shall be specified in the related
          Supplement; and

               (viii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate that all of the conditions specified in clauses (i) through (vii) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series;
provided, however, that, prior to the issuance of Notes of any Series (other than the Series 2005-1 Notes), the Issuer shall receive an Opinion of Counsel (a copy of which Opinion of Counsel shall be delivered by the Issuer to the
Indenture Trustee) to the effect that, for U.S. federal income tax purposes, the issuance of the Notes of such Series will not (x) adversely affect the tax characterization as debt of any outstanding Notes of any Series for which an
Opinion of Counsel was rendered in connection with the original issuance of such
Notes to the effect that such Notes are treated as debt for federal tax purposes and (y) such issuance will not cause the Issuer to be treated as an association
(or publicly traded partnership) taxable as a corporation; and provided further that, notwithstanding any other provision of this Article, clauses (i), (iii)
and (iv) of this Section shall not apply to the issuance of the initial Series of Notes or the related Supplement.

          (c) Notwithstanding any other provision of this Indenture, no Subject
Notes may be issued hereunder except in a transaction or transactions (i) that are not required to be registered under the Securities Act and (ii) to the extent such issuance is not required to be so registered by reason of Regulation
S under the Securities Act, that would not be required to be so registered if the interests so offered or sold were offered and sold within the United States.
Any purported issuance of any Subject Notes in violation of the immediately preceding sentence shall be void to the greatest extent permitted under
Applicable Law.

                                       59

                                   ARTICLE XI

                                NOTEHOLDERS LISTS

          Section 1101. Issuer to Furnish Indenture Trustee Names and Addresses
of Noteholders. Unless otherwise provided in the related Supplement, the Issuer will furnish or cause to be furnished to the Indenture Trustee and each Series
Enhancer (i) not more than ten (10) days after receipt of a request from the
Indenture Trustee, a list, in such form as the Indenture Trustee may reasonable require, of the names and addresses and tax identification numbers of the
Noteholders as of such date, and (ii) at such other times as the Indenture
Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee maintains the Note Register, no such lists shall be required to include the names and addresses received by the Indenture
Trustee in such capacity; provided, further, that if the Indenture Trustee is the Note Registrar, all references in this Section to the Issuer shall be deemed to refer instead to the Indenture Trustee.

          Section 1102. Preservation of Information; Communications to
Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

                                       60

                                  ARTICLE XII

                            EARLY AMORTIZATION EVENTS

          Section 1201. Early Amortization Events. As of any date of determination, the existence of any one of the following events or conditions shall constitute an Early Amortization Event:

          (1)  The occurrence of (i) an Event of Default, or (ii) a breach by the Seller of all of its obligations under the Contribution and
               Sale Agreement or any other Transaction Document to which it is a party, which breach materially and adversely affects the
               interests of any Noteholder and which continues, if curable, for sixty (60) days after the occurrence of such breach;

          (2)  a Manager Default shall have occurred and then be continuing;

          (3)  if on any Payment Date, the Aggregate Note Principal Balance
               exceeds the Asset Base, and such condition remains unremedied for a period of thirty (30) days;

          (4)  if as of any Payment Date, the Asset Base is less than
               $250,000,000;

          (5)  as of any Payment Date, the Issuer EBIT to Issuer Cash Interest
               Expense Ratio shall be less than (A) for any measurement date prior to the Payment Date occurring in April 2007, 1.0 to 1.0; or
               (B) for any measurement date on or subsequent to the Payment Date occurring in April 2007, 1.1 to 1.0;

          (6)  as of any Payment Date, the Weighted Average Age of the Eligible
               Containers shall be greater than eight and one-half (8.5) years;
               and

          (7)  the occurrence of any other event or condition specified as an
               Early Amortization Event in a Supplement for any Series.

If the Early Amortization Event described in either of clauses (5) or (6) has occurred, such condition shall be deemed cured if it does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if an Early Amortization Event exists on any Payment Date, then such
Early Amortization Event shall, be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Early Amortization
Event. The Indenture Trustee shall promptly provide notice of any such waiver to the Rating Agencies.

          Section 1202. Remedies. If an Early Amortization Event shall have occurred and then be continuing, the Indenture Trustee shall have in addition to the rights provided in the Transaction Documents, all rights and remedies provided under all applicable laws.

                                       61

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 1301. Compliance Certificates and Opinions. (a) Upon any
application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the
          examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with;
          provided that in the case of an opinion delivered by a law firm, such opinion may, but need not, make such statements with regard to the individual signing such opinion.

          Section 1302. Form of Documents Delivered to Indenture Trustee. (a) In
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such
Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, another
Person, unless the Person providing such certificate or opinion knows that the certificate or opinion or representations with respect to the matters upon which such Person's certificate or opinion is based are erroneous.

          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1303. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Noteholders may be (i)
embodied in and evidenced by one or more instruments of substantially similar

                                       62

tenor signed by such Noteholders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Noteholders of the specified percentage of the principal amount of the Notes, or (iii)
evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, or consent or direction, are delivered to the
Indenture Trustee and, where it is hereby expressly required, to the Issuer.
Proof of execution of any such instrument or of a writing appointing any such agent or of the execution of any written consent or direction shall be sufficient for any purpose of this Indenture and conclusive in favor of the
Indenture Trustee and the Issuer, if made in the manner provided in this
Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the
Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          Section 1304. Inspection. (a) Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture
Trustee, the Administrative Agent, any Interest Rate Hedge Counterparty or any
Series Enhancer and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Managed Containers and copies of all Leases or other documents relating thereto at the times and in accordance with the provisions of the Management Agreement. Each Noteholder, the Administrative Agent, each Series
Enhancer, each Interest Rate Hedge Counterparty and the Indenture Trustee agrees that it and its Affiliates and their respective shareholders, directors, agents, representatives, accountants and attorneys shall keep confidential any matter of which any of them becomes aware through such inspections or discussions (unless readily available from public sources that did not receive such information from such Person or otherwise in its possession from a source not having any confidentiality agreement with the Issuer or the Manager with respect thereto), except as may be otherwise required by regulation, law or court order or required by appropriate governmental authorities or as necessary to preserve or exercise its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of any Noteholder, any
Series Enhancer or any Interest Rate Hedge Counterparty, as the case may be, to make such information available to its regulators, securities rating agencies, and to reinsurers and credit and liquidity providers whom such party reasonably believes will respect the confidential nature of such information and from whom such party has requested confidential treatment of such information. Any expense incident to the reasonable exercise by the Indenture Trustee, the Administrative
Agent, any Series Enhancer, any Interest Rate Hedge Counterparty or any
Noteholder of any right under this Section shall be done by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

          (b) The Issuer also agrees to make available on a reasonable basis to the Indenture Trustee, Administrative Agent, each Series Enhancer and each
Interest Rate Hedge Counterparty a

                                       63

Managing Officer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer.

          Section 1305. Limitation of Right. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the
Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Interest Rate Hedge
Counterparty and any Series Enhancer for a Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

          Section 1306. Severability. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

          The invalidity of any one or more phrases, sentences, clauses or
Sections of this Indenture shall not affect the remaining portions of this
Indenture, or any part thereof.

          Section 1307. Notices. (a) All demands, notices, instructions, directions and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service to:

          Manager:             TAL International Container Corporation
                               100 Manhattanville Road
                               Purchase, New York 10577-2135
                               Attn: Chand Khan, Vice President and Chief
                               Financial Officer
                               Fax: 914-697-2526

                               with a copy to:

                               TAL International Group, Inc.
                               100 Manhattanville Road
                               Purchase, New York 10577-2135
                               Attn:  Marc A. Pearlin, Vice President, General
                               Counsel & Secretary
                               Fax:  914-697-2526

          Issuer:              TAL Advantage I LLC
                               100 Manhattanville Road
                               Purchase, New York 10577-2135
                               Attn: Chand Khan

                                       64

                               with a copy to:

                               TAL International Container Corporation
                               100 Manhattanville Road
                               Purchase, New York 10577-2135
                               Attn: Chand Khan, Vice President and Chief
                               Financial Officer
                               Fax: 914-697-2526

          Indenture Trustee:   U.S. Bank National Association
                               60 Livingston Avenue
                               St. Paul, Minnesota 55107
                               Attention: TAL
                               Advantage I, LLC, Variable Rate
                               Secured Notes
                               Fax: 651-495-8090

          Administrative       Fortis Capital Corp.
          Agent:               Three Stamford Plaza
                               301 Tresser Boulevard
                               Stamford, CT 06901
                               Attn: Loan Administration
                               Fax: 203-705-5900

                               With a copy to:

                               Fortis Bank (Nederland) N.V.
                               Coolsingel 93
                               P.O. Box 749
                               3000 AS Rotterdam
                               The Netherlands
                               Attn: Aviation and Intermodal Finance Group
                               Fax: 31 10 401 6343
                               Phone: 31 10 401 6014

          Series Enhancer:     at the address set forth in the related
                               Enhancement Agreement

          Interest Rate Hedge  To its address as set forth in the applicable
          Counterparty:        Interest Rate Hedge Agreement

or at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a
Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Noteholder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and

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deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by fax, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Indenture with respect to any
Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class.

          Section 1308. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION
CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE
COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY
OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH
SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS INDENTURE, EACH
PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN
ANY SUCH SUIT, ACTION OR PROCEEDING.

          Section 1309. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

          Section 1310. Governing Law. THE INDENTURE SHALL BE CONSTRUED BY AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT
GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS
AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

          Section 1311. No Petition. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute (or cause or direct or solicit any Person to institute) against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the later of (a) the last date on which any Note of any Series was Outstanding and
(b) the date on which all amounts owing to the Series Enhancers pursuant to the terms of the Indenture and the Insurance Agreements have been paid in full.

          Section 1312. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO
A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN
CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR
RELATING TO THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT, INCLUDING IN
RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

          Section 1313. Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in

                                       66

connection with this Indenture, the other Transaction Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the
Transaction Documents and mandatory requirements of Applicable Law.

          Section 1314. Judgment Currency. The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of
Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Transaction Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Transaction Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any party hereto shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x)
promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Transaction Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the
Transaction Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City,
New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Transaction Documents.

          Section 1315. Series Enhancer. Notwithstanding any term or provision of this Indenture, if a Series Enhancer is not the Control Party for a Series of
Outstanding Notes, then such Series Enhancer shall not have any right to give or withhold any consent, direction, notice, request, permission or approval under this Indenture or to receive any notice, report or other document under this
Indenture or to exercise any other right, power or remedy under this Indenture.

          Section 1316. Interest Rate Hedge Counterparty. Notwithstanding any
term or provision of this Indenture, if an Interest Rate Hedge Counterparty is in default under the related Interest Rate Hedge Agreement, then such Interest
Rate Hedge Counterparty shall not have any right to give or withhold any consent, direction, notice, request, permission or approval under this Indenture or to receive any notice, report or other document under this Indenture or to exercise any other right, power or remedy under this Indenture; provided, however, that, notwithstanding this Section 1316, no amendment of this Indenture shall change the rights of the Interest Rate Hedge Counterparty pursuant to
Section 1001, 1002 or Section 1006 hereof without the prior written consent of such Interest Rate Hedge Counterparty.

          Section 1317. Consents and Approvals. If a consent or approval from any Person (other than the Issuer and other than any Noteholder) is required under this Indenture or any Supplement, such consent or approval shall be deemed to have been given if the Issuer does not receive a written objection from such
Person with ten (10) Business Days after a written request for such consent or approval shall have been given.

                                       67

Section 1318. Counterparts. This Indenture may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

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          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered, all as of the day and year first above written.

                                TAL ADVANTAGE I LLC,

                                By: TAL International Container Corporation,
                                    its manager

                                By: /s/ Chand Khan
                                    --------------------------------------------
                                    Name: Chand Khan
                                    Title: Vice President and CFO

                               U.S. BANK NATIONAL ASSOCIATION,
                               not individually but solely as Indenture Trustee

                               By: /s/ Eve D. Kaplan
                                   ---------------------------------------------
                                   Name: Eve D. Kaplan
                                   Title: Vice President